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                           LOAN AND SECURITY AGREEMENT

                           Dated as of March 24, 1998

                                     Between

                             ITHACA INDUSTRIES, INC.

                                 (the Borrower)

                                       and

                                THE LENDERS PARTY
                            HERETO FROM TIME TO TIME

                                  (the Lenders)

                                       and

                                NATIONSBANK, N.A.

                             (the Collateral Agent)

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS...............................  1

SECTION 1.1   Definitions....................................................  1
SECTION 1.2   General........................................................ 24

                                    ARTICLE 2
                             [INTENTIONALLY DELETED]......................... 24

                                    ARTICLE 3
                             [INTENTIONALLY DELETED]......................... 24

                                    ARTICLE 4
                               TERM LOAN FACILITY............................ 24

SECTION 4.1   Term Loan...................................................... 24
SECTION 4.2   Manner of Borrowing Term Loan.................................. 25
SECTION 4.3   Repayment of Term Loan......................................... 25
SECTION 4.4   Term Notes..................................................... 25
SECTION 4.5   Prepayment of Term Loan........................................ 25

                                    ARTICLE 5
                             GENERAL LOAN PROVISIONS......................... 26

SECTION 5.1   Interest....................................................... 26
SECTION 5.2   Certain Fees................................................... 27
SECTION 5.3   Manner of Payment.............................................. 27
SECTION 5.4   General........................................................ 28
SECTION 5.5   Loan Accounts; Statements of Accounts.......................... 28
SECTION 5.6   Termination of Agreement....................................... 29
SECTION 5.7   [Intentionally Deleted......................................... 29
SECTION 5.8   Settlement..................................................... 29
SECTION 5.9   [Intentionally Deleted]........................................ 30
SECTION 5.10  Prepayment Fee................................................. 30
SECTION 5.11  [Intentionally Deleted]........................................ 31
SECTION 5.12  [Intentionally Deleted]........................................ 31
SECTION 5.13  [Intentionally Deleted]........................................ 31
SECTION 5.14  [Intentionally Deleted]........................................ 31
SECTION 5.15  [Intentionally Deleted]........................................ 31
SECTION 5.16  [Intentionally Deleted]........................................ 31


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                                    ARTICLE 6
                              CONDITIONS PRECEDENT........................... 31

SECTION 6.1   Conditions Precedent to Loans.................................. 31

                                    ARTICLE 7
                    REPRESENTATIONS AND WARRANTIES OF BORROWER............... 36

SECTION 7.1   Representations and Warranties................................. 36
SECTION 7.2   [Intentionally Deleted]........................................ 47

                                    ARTICLE 8
                                SECURITY INTEREST............................ 47

SECTION 8.1   Security Interest.............................................. 47
SECTION 8.2   Continued Priority of Security Interest........................ 48

                                    ARTICLE 9
                              COLLATERAL COVENANTS........................... 49

SECTION 9.1   [Intentionally Deleted]........................................ 49
SECTION 9.2   Verification and Notification.................................. 49
SECTION 9.3   [Intentionally Deleted]........................................ 49
SECTION 9.4   [Intentionally Deleted]........................................ 49
SECTION 9.5   Delivery of Instruments........................................ 49
SECTION 9.6   Sales of Inventory............................................. 49
SECTION 9.7   Ownership and Defense of Title................................. 49
SECTION 9.8   Insurance...................................................... 50
SECTION 9.9   Location of Offices and Collateral............................. 51
SECTION 9.10  Records Relating to Collateral................................. 51
SECTION 9.11  Inspection..................................................... 52
SECTION 9.12  Information and Reports........................................ 52
SECTION 9.13  Power of Attorney.............................................. 52
SECTION 9.14  Additional Real Estate and Leases.............................. 53
SECTION 9.15  Assignment of Claims Act....................................... 53
SECTION 9.16  Covenant to Guarantee Obligations and Give Security............ 53

                                   ARTICLE 10
                              AFFIRMATIVE COVENANTS.......................... 55

SECTION 10.1  Preservation of Corporate Existence and Similar
              Matters........................................................ 55
SECTION 10.2  Compliance with Applicable Laws................................ 55
SECTION 10.3  Maintenance of Property........................................ 55
SECTION 10.4  Conduct of Business............................................ 55


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SECTION 10.5  Insurance...................................................... 55
SECTION 10.6  Payment of Taxes and Claims.................................... 56
SECTION 10.7  Accounting Methods and Financial Records....................... 56
SECTION 10.8  Use of Proceeds................................................ 56
SECTION 10.9  Hazardous Waste and Substances; Environmental
              Requirements................................................... 56
SECTION 10.10 [Intentionally Deleted]........................................ 57
SECTION 10.11 [Intentionally Deleted]........................................ 57

                                   ARTICLE 11
                                   INFORMATION............................... 57

SECTION 11.1  Financial Statements........................................... 57
SECTION 11.2  Accountants' Certificate....................................... 58
SECTION 11.3  Officer's Certificate.......................................... 58
SECTION 11.4  Copies of Other Reports........................................ 59
SECTION 11.5  Notice of Litigation and Other................................. 59
SECTION 11.6  ERISA.......................................................... 60
SECTION 11.7  Accuracy of Information........................................ 60
SECTION 11.8  Revisions or Updates to Schedules.............................. 60
SECTION 11.9  Seller Subordinated Indebtedness Certificate................... 61

                                   ARTICLE 12
                               NEGATIVE COVENANTS............................ 61

SECTION 12.1  Financial Ratios............................................... 61
SECTION 12.2  Indebtedness for Money Borrowed................................ 62
SECTION 12.3  Guarantees..................................................... 63
SECTION 12.4  Investments.................................................... 63
SECTION 12.5  Capital Expenditures........................................... 63
SECTION 12.6  Restricted Payments, Etc....................................... 63
SECTION 12.7  Merger, Consolidation and Sale of Assets....................... 63
SECTION 12.8  Transactions with Affiliates................................... 64
SECTION 12.9  Liens.......................................................... 64
SECTION 12.10 Capitalized Lease Obligations.................................. 64
SECTION 12.11 Operating Lease Obligations.................................... 64
SECTION 12.12 Plans.......................................................... 65
SECTION 12.13 Amendments of Other Agreements................................. 65
SECTION 12.14 [Intentionally Deleted]........................................ 65
SECTION 12.15 Fiscal Year.................................................... 65
SECTION 12.16 Limitation on Issuance of Capital Stock........................ 65
SECTION 12.17 Limitation on Certain Restrictions on Subsidiaries............. 65


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                                   ARTICLE 13
                                     DEFAULT................................. 66

SECTION 13.1  Events of Default.............................................. 66
SECTION 13.2  Remedies....................................................... 69
SECTION 13.3  Application of Proceeds........................................ 72
SECTION 13.4  Power of Attorney.............................................. 72
SECTION 13.5  Miscellaneous Provisions ...................................... 73

                                   ARTICLE 14
                                   ASSIGNMENTS............................... 74

SECTION 14.1  Successors and Assigns; Participations......................... 74
SECTION 14.2  Representation of Lenders...................................... 76

                                   ARTICLE 15
                                COLLATERAL AGENT............................. 76

SECTION 15.1  Appointment of Collateral Agent................................ 76
SECTION 15.2  Delegation of Duties........................................... 77
SECTION 15.3  Exculpatory Provisions......................................... 77
SECTION 15.4  Reliance by Collateral Agent................................... 77
SECTION 15.5  Notice of Default.............................................. 78
SECTION 15.6  Non-Reliance on Collateral Agent and Other Lenders............. 78
SECTION 15.7  Indemnification................................................ 78
SECTION 15.8  Collateral Agent in Its Individual Capacity.................... 79
SECTION 15.9  Successor Collateral Agent..................................... 79
SECTION 15.10 [Intentionally Deleted]........................................ 80
SECTION 15.11 [Intentionally Deleted......................................... 80
SECTION 15.12 Intercreditor Agreement........................................ 80

                                   ARTICLE 16
                                  MISCELLANEOUS.............................. 80

SECTION 16.1  Notices........................................................ 80
SECTION 16.2  Expenses....................................................... 81
SECTION 16.3  Stamp and Other Taxes.......................................... 82
SECTION 16.4  Setoff......................................................... 82
SECTION 16.5  Litigation..................................................... 83
SECTION 16.6  Waiver of Rights............................................... 83
SECTION 16.7  Consent to Advertising and Publicity........................... 84
SECTION 16.8  Reversal of Payments........................................... 84
SECTION 16.9  Injunctive Relief.............................................. 84
SECTION 16.10 Accounting Matters............................................. 84
SECTION 16.11 Amendments; Waivers............................................ 85


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SECTION 16.12 Assignment..................................................... 86
SECTION 16.13 Performance of Borrower's Duties............................... 87
SECTION 16.14 Indemnification................................................ 87
SECTION 16.15 All Powers Coupled with Interest............................... 87
SECTION 16.16 Survival....................................................... 87
SECTION 16.17 Titles and Captions............................................ 88
SECTION 16.18 Severability of Provisions..................................... 88
SECTION 16.19 Governing Law.................................................. 88
SECTION 16.20 Counterparts................................................... 88
SECTION 16.21 Reproduction of Documents...................................... 88
SECTION 16.22 Term of Agreement.............................................. 89
SECTION 16.23 Pro-Rata Participation......................................... 89
SECTION 16.24 Receivables Securitization..................................... 89
SECTION 16.25 Final Agreement................................................ 90
SECTION 16.26 Waiver of Consequential Damages, Etc........................... 90


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                         ANNEXES, EXHIBITS AND SCHEDULES

         EXHIBIT A         FORM OF TERM NOTE
         EXHIBIT D         FORM OF ASSIGNMENT AND ACCEPTANCE

         Schedule 1.1A     Permitted Liens
         Schedule 1.1B     Excepted Accounts
         Schedule 7.1(a)   Organization
         Schedule 7.1(c)   Subsidiaries; Ownership of Stock
         Schedule 7.1(e)   Compliance with Laws
         Schedule 7.1(f)   Description of Business
         Schedule 7.1(g)   Governmental Approvals
         Schedule 7.1(h)   Title to Properties
         Schedule 7.1(i)   Liens
         Schedule 7.1(j)   Indebtedness and Guarantees
         Schedule 7.1(k)   Litigation
         Schedule 7.1(l)   Tax Matters
         Schedule 7.1(p)   ERISA
         Schedule 7.1(t)   Location of Offices and Receivables
         Schedule 7.1(u)   Locations of Inventory
         Schedule 7.1(v)   Locations of Equipment
         Schedule 7.1(w)   Real Estate
         Schedule 7.1(x)   Corporate and Fictitious Names
         Schedule 7.1(aa)  Employee Relations
         Schedule 7.1(bb)  Proprietary Rights
         Schedule 7.1(cc)  Trade Names
         Schedule 10.8     Use of Proceeds


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                           LOAN AND SECURITY AGREEMENT

                           Dated as of March 24, 1998

            ITHACA INDUSTRIES, INC., a Delaware corporation, the Lenders party to this Agreement from time to time, and NATIONSBANK, N.A., a national banking association, as collateral agent for the Lenders, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            SECTION 1.1 Definitions. For the purposes of this Agreement:

            "Account Debtor" means a Person who is obligated on a Receivable.

            "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

            "Acquired Assets" means the assets and business of the Seller acquired by the Borrower from the Seller pursuant to the Acquisition Documents.

            "Acquisition Agreement" means the Asset Purchase Agreement dated as of March 13, 1998 between the Seller and the Borrower, as the same may be amended up to and through the Effective Date with the consent of the Lenders.

            "Acquisition Documents" means, collectively, the Acquisition Agreement and all other documents, agreements and certificates executed in connection with the consummation of the transactions contemplated by the Acquisition Agreement.

            "Acquisition Documents Assignment" means the Collateral Assignment of Acquisition Documents, in form and substance satisfactory to the Collateral Agent, dated on or about the Effective Date, made by the Borrower in favor of the Collateral Agent, for the benefit of the Secured Creditors, as such agreement may be amended, modified or supplemented from time to time.

            "Affiliate" means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than 10% of the outstanding shares of capital stock of such Person), director, employee or managing agent of such Person, (b) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership


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or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. Notwithstanding the foregoing, when used in subpart (c) of the definition of "Restricted Payment", and in Section 12.8, "Affiliate" means (a) any partner, officer, director, employee or managing agent of such Person, (b) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 50% or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) 50% or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise.

            "Agreement" means and includes this Agreement, including all Annexes, Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto.

            "Agreement Date" means the date as of which this Agreement is dated.

            "Applicable Laws" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

            "Asset Disposition" means the disposition of any asset of the Borrower or any of its Subsidiaries, other than sales of Inventory in the ordinary course of business.

            "Assignment and Acceptance" means an assignment and acceptance in the form attached hereto as Exhibit D assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to Section 14.1.

            "Assignment of Factoring Proceeds" means an assignment by the Borrower of the factoring proceeds payable to the Borrower pursuant to the terms of the Non-Notification Factoring Agreement, executed by the Borrower, the Collateral Agent, and the Factor.

            "Benefit Plan" means an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

            "Borrower" means Ithaca Industries, Inc., a Delaware corporation, and its successors and permitted assigns.


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            "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia or Los Angeles, California are authorized or required to close.

            "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

            "Capital Expenditures" means all capitalized expenditures, plus all capitalized Enterprise Resource Planning expenditures, in each case as determined in accordance with GAAP, but excluding any such expenditure made (i) to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds or condemnation awards relating to any such damage, loss, destruction or condemnation or (ii) proceeds from the sale exchange of property to the extent utilized to purchase functionally equivalent property or equipment.

            "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

            "Cash Equivalents" means

            (a) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in each case maturing no later than 90 days from the date of acquisition;

            (b) certificates of deposit maturing no later than 90 days from the date of acquisition issued by U.S. commercial banks having a combined capital and surplus of over $200,000,000 and having a long-term debt rating of A- by S&P or A3 or better by Moody's;

            (c) commercial paper of a domestic issuer rated A-1 by S&P and P-1 by Moody's and maturing not more than ninety days after the date of acquisition;

            (d) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and

            (e) shares in money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (d) of this definition.

            "Collateral" means and includes, collectively, all of the collateral referred to in each of the Security Documents and all of the Borrower's right, title and interest in and to each


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of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

            (a)   all Receivables,

            (b)   all Inventory,

            (c)   all Equipment,

            (d)   all Contract Rights,

            (e)   all General Intangibles,

            (f)   all Real Estate,

            (g)   all goods and other property, whether or not delivered,

                  (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

                  (ii)  securing any Receivable,

      including, without limitation, all rights as an unpaid vendor or lien or (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other property,

            (h) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Receivable or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof,

            (i) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

            (j) any demand, time, savings, passbook, money market or like depository account, and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC,

            (k) all Pledged Stock and all securities accounts, all commodity contracts and all commodity accounts,


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            (l) (i) any investment account maintained by or on behalf of the
      Borrower with the Collateral Agent or any Lender or any Affiliate of the Collateral Agent or any Lender, (ii) any agreement governing such account,
      (iii) all cash, money, notes, securities, instruments, goods, accounts, documents, chattel paper, general intangibles and other property now or hereafter held by the Collateral Agent or any Lender or any Affiliate of the Collateral Agent or any Lender on behalf of the Borrower in connection with such investment account or deposited by the Borrower or on the Borrower's behalf to such investment account or otherwise credited thereto for the Borrower's benefit, or distributable to the Borrower from such investment account, together with all contracts for the sale or purchase of the foregoing, (iv) all of the Borrower's right, title and interest with respect to the deposit, investment, allocation, disposition, distribution or withdrawal of the foregoing, (v) all of the Borrower's right, title and interest with respect to the making of amendments, modifications or additions of or to the terms and conditions under which the investment account or investments maintained therein is to be maintained by the Borrower, the Collateral Agent, any Lender or any Affiliate of the Collateral Agent or any Lender on the Borrower's behalf, and (vi) all of the Borrower's books, records and receipts pertaining to or confirming any of the foregoing,

            (m) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Receivables, or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

            (n) all cash and Cash Equivalents deposited with the Collateral Agent or any Lender or any Affiliate of the Collateral Agent or any Lender or which the Collateral Agent, for the benefit of the Secured Creditors, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents, but specifically excluding deposits in the Excepted Accounts, and

            (o) any and all products and proceeds of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

            "Collateral Agent" means NationsBank, N.A., a national banking association, and any successor agent appointed pursuant to Section 15.9 hereof.

            "Consolidated Fixed Charge Coverage Ratio" means the ratio of (a) Consolidated Operating Cash Flow less Unfunded Capital Expenditures (other than Unfunded Capital Expenditures consisting of capitalized Enterprise Resource Planning expenditures) less cash


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dividends paid less cash taxes paid to (b) Consolidated Fixed Charges; provided, that in calculating the Consolidated Fixed Charge Coverage Ratio for any fiscal period which includes the period from February 1, 1998 to and including the Effective Date, the Seller shall be deemed to have been a Consolidated
Subsidiary of the Borrower for the period from February 1, 1998 to and including the Effective Date for all purposes except for the calculation of cash dividends.

            "Consolidated Fixed Charges" means, on a consolidated basis for the Borrower and its Consolidated Subsidiaries, the sum of cash Interest Expense (excluding the Collateral Agent's annual $75,000 fee described in Section 5.2(b) of the Senior Loan Agreement) and scheduled principal payments, determined in accordance with GAAP.

            "Consolidated Funded Indebtedness" means (a) all Indebtedness under this Agreement and the First Lien Senior Secured Facility and (b) all other Indebtedness for Money Borrowed of the Borrower and its Consolidated Subsidiaries.

            "Consolidated Net Income" means, for any period, net income (income after tax payments) determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

            (a) any net income of any Person if such person is not a Subsidiary, except that equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person to the Borrower or any of its Consolidated Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Consolidated Subsidiary, to the limitation contained in clause (c) below);

            (b) any net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

            (c) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Borrower to the extent of such restrictions, except that equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary to the Borrower or any of its Consolidated Subsidiaries during such period as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause);

            (d) any gain or loss realized upon the sale or other disposition of any property, plant or equipment (including pursuant to any sale-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any capital stock of any Person; or


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            (e) other extraordinary items.

            "Consolidated Operating Cash Flow" means, in respect of any period, the sum of (a) Consolidated Net Income for such period and (b) the amount of all Interest Expense, depreciation, amortization and income taxes of the Borrower and its Consolidated Subsidiaries, but only to the extent deducted in the determination of Consolidated Net Income for such period; provided, that, in calculating Consolidated Operating Cash Flow (except as such term is used to calculate Excess Cash Flow) for any fiscal period which includes the period from February 1, 1998 to and including the Effective Date, the Seller shall be deemed to have been a Consolidated Subsidiary of the Borrower for the period from February 1, 1998 to and including the Effective Date.

            "Consolidated Subsidiaries" means, as to the Borrower, the Subsidiaries of the Borrower whose accounts are at the time in question consolidated with those of the Borrower in accordance with GAAP.

            "Consolidated Tangible Net Worth" means the consolidated shareholders' equity of the Borrower as would be shown on a consolidated balance sheet of the Borrower less the book value of all assets which would be shown as intangible assets, all determined in accordance with GAAP.

            "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

            "Contract Rights" means any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper.

            "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to
(a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications, (b) all renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable from third parties under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing, and (e) all rights corresponding to any of the foregoing throughout the world.

            "Default" means any of the events specified in Section 13.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

            "Dollar" and "$" means freely transferable United States dollars.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.


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            "Effective Date" means the later of (a) the Agreement Date, and (b)
the first date on which all of the conditions set forth in Article 6 shall have been fulfilled or waived.

            "Effective Interest Rate" means each rate of interest per annum on the Term Loan in effect from time to time pursuant to the provisions of Sections 5.1(a), (c), and (d).

            "Eligible Assignee" means (a) a commercial bank, financial institution or other "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D of the Securities Act of 1933); (b) any Lender listed on the signature page of this Agreement; and (c) any Affiliate of any Lender, if such Affiliate is an "accredited investor".

            "Environmental Indemnity Agreement" means the Environmental Indemnity Agreement, dated as of the Effective Date, between the Borrower and the Collateral Agent, for the ratable benefit of the Secured Creditors, pursuant to which the Borrower agrees to indemnify the Collateral Agent and the Secured Creditors for certain matters related to Environmental Laws, as amended, modified or supplemented from time to time.

            "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. ss. 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

            "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

            "Equipment" means and includes, all machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description used in the Borrower's business operations or owned by the Borrower or in which the Borrower has an interest, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

            "Event of Default" means any of the events specified in Section 13.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

            "Excepted Accounts" means those certain depository and other bank accounts listed on Schedule 1.1B, so long as (excluding the Borrower's payroll accounts and Honduran Accounts) no more than $10,000 is on deposit in any such account at any time. The Honduran Accounts shall be considered Excepted Accounts so long as no more than $250,000 is on deposit in any such account for more than 5 consecutive Business Days; provided, however, a Honduran Account may, for no more than 5 consecutive Business Days during the month of June of each year and 5 consecutive Business Days during the month of December of each year have additional deposits of up to $1,500,000 for payment of extra payroll and other benefit payments in accordance with the customs and practice of the Borrower's Honduran Subsidiaries and still be considered an Excepted Account hereunder.

            "Excess Cash Flow" means, for any fiscal year, (a) Consolidated Operating Cash Flow less (b) the sum of the Borrower's and its Consolidated Subsidiaries' cash Interest Expense, scheduled and mandatory principal payments, cash taxes, Unfunded Capital Expenditures and WIP Deductions (as that term is defined in the Senior Loan Agreement).

            "Factor" means Republic Business Credit Corporation, its successors, or another factor reasonably acceptable to the Collateral Agent.

            "Financial Officer" means the chief financial officer, treasurer or controller of the Borrower.

            "Financing Statements" means any and all Uniform Commercial Code financing statements, in form and substance satisfactory to the Lenders, executed and delivered by the Borrower to the Collateral Agent, naming the Collateral Agent, for the benefit of the Secured Creditors, as secured party and the Borrower as debtor, in connection with this Agreement.

            "First Lien Senior Secured Facility" means the $95,000,000 of first lien senior secured Indebtedness of the Borrower pursuant to the terms of the Senior Loan Agreement.

            "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to the Borrower or any Subsidiary, consistent with the prior financial practice of the Borrower, as reflected on the financial statements referred to in Section 7.1(n); provided, however, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by the Borrower's independent public accountants, such changes shall be included in GAAP as applicable to the Borrower only from and after such date as the Borrower and the Required Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in Article 12. The parties hereto agree to promptly enter into reasonable amendments in order to reflect such changes in GAAP.

            "General Intangibles" means all of the Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including, without limitation, all Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to the Borrower to secure payment by an Account Debtor of any of the Accounts.

            "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

            "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include

            (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

            (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or per formance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                  (i)   the purchase of securities or obligations,

                  (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

                  (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation,

                  (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or

                  (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

            "Honduran Account" means active deposit and other bank accounts of the Borrower or the Borrower's Honduran Subsidiaries located in Honduras, Central America, whether such accounts are now existing or established in the future.

            "Indebtedness" of any Person means, without duplication, all (a) Indebtedness for Money Borrowed, (b) redemption obligations (but excluding redemption obligations that occur only upon the occurrence of a contingency if such obligations are expressly subject to repayment in full of the Secured Obligations) in respect of mandatorily redeemable preferred stock, but only if the redemption obligations mature within six years of the Effective Date, (c) liabilities for the deferred purchase price of acquired property (excluding accounts payable not overdue by more than 60 days that arise in the ordinary course of business, and excluding accounts payable overdue by more than 60 days provided such accounts payable are being disputed in good faith by the Borrower, but including all liabilities created through any conditional sale or title retention agreement with respect to acquired property), (d) rentals capitalized in accordance with GAAP under any Capitalized Lease, (e) all liabilities in respect of unreimbursed draws under letters of credit or similar instruments,
(f) payment obligations with respect to interest rate swaps, currency swaps and similar obligations which require payments, whether periodically or upon the happening of a contingency, and (g) all Indebtedness or other obligations of others with respect to which such Person has become liable through a Guarantee.

            "Installment Payment Date" means September 30, 2003.

            "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Effective Date, between the Collateral Agent, the Lenders, the Senior Lenders, NationsBanc Montgomery Securities LLC, as syndication agent and arranger under the Senior Loan Agreement, BankAmerica Business Credit, Inc., as documentation agent under the Senior Loan Agreement, and NationsBank in its capacity as the agent under the Senior Loan Agreement.

            "Interest Expense" means interest on Indebtedness during the period for which computation is being made, excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind and other non-cash interest.

            "Interest Payment Date" means the first day of each calendar month commencing on April 1, 1998.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

            "Inventory" means all inventory as such term is defined in the Uniform Commercial Code and shall include, without limitation, (a) all goods intended for sale or lease by the Borrower, or for display or demonstration, and other products intended for sale by the

Borrower to its customers, (b) all work in process, (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in the Borrower's business, and (d) all documents evidencing and general intangibles relating to any of the foregoing.

            "Investment" means, with respect to any Person, (a) the acquisition or ownership by such Person of any share of capital stock, evidence of Indebtedness or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses and extensions of trade credit in the ordinary course of business, (c) any Guaranty of the obligations of any other Person, (d) any other investment (other than the Acquisition of a Business Unit) in any other Person, and (e) any commitment or option to make any of the investments listed in clauses (a) through (d) above if, in the case of an option, the consideration therefor exceeds $100.

            "IRS" means the Internal Revenue Service.

            "Lender" means at any time any lender party to this Agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of Article 14, and its successors and assigns, and "Lenders" means at any time all of the lenders party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of Article 14, and their successors and assigns.

            "Lien" as applied to the property of any Person means (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or similar encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding informational financing statements relating to property leased or intellectual property licensed by the Borrower.

            "Loan" means any Term Loan, as well as all such loans collectively, as the context requires.

            "Loan Account" and "Loan Accounts" shall have the meanings ascribed thereto in Section 5.5.

            "Loan Documents" means collectively this Agreement, the Notes, the Security Documents and each other instrument, agreement or document executed by the Borrower or any

Subsidiary of the Borrower in connection with the making of any Loan under this Agreement, whether on or after the Effective Date.

            "Materially Adverse Effect" means any act, omission, situation, circumstance, event or undertaking which would, singly or in any combination with one or more other related acts, omissions, situations, circumstances, events or undertakings have a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the value of the Collateral or the Real Estate taken as a whole,
(c) the Security Interest or the priority of the Security Interest, (d) the ability of the Borrower or any of its Subsidiaries to perform in any material respect any material obligations under this Agreement or any other Loan Document to which it is a party, or (e) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of the Collateral Agent or any Lender to enforce any material rights or remedies under or in connection with any Loan Document.

            "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable, and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business), (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of clause (h) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

            "Moody's" means Moody's Investor Service, Inc. (or its successor).

            "Mortgages" means and includes any and all of the mortgages, leasehold mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Borrower pursuant to which the Borrower grants to the Collateral Agent a Lien on all the Borrower's Real Estate (excluding leasehold interests, other than the lease of the Borrower's Real Estate located in Siler City, North Carolina and Qualifying Leases) and a collateral assignment of the Borrower's interest under the lease of Borrower's Real Estate located in Silver City, North Carolina and under Qualifying Leases, and all amendments, modifications and supplements thereto.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six years.

            "NationsBank" means NationsBank, N.A., and its successors and permitted assigns.

            "Net Proceeds" means proceeds received by the Borrower or any of its Subsidiaries in cash from any Asset Disposition, net of: (a) the transaction costs of such sale, lease, transfer or other disposition; (b) any tax liability arising from such transaction; (c) amounts applied to repayment of Indebtedness (other than the Secured Obligations) secured by a Lien on the asset or property disposed; (d) reasonable reserves related to any contingent liability relating to the asset or property disposed which the Borrower or its Subsidiaries will retain following such Asset Disposition; and (e) amounts held in escrow pending resolution of contingencies or the like until actually received.

            "Net Worth" means, with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

            "Non-Notification Factoring Agreement" means an agreement regarding the factoring of certain Receivables of the Borrower by and between the Factor and the Borrower.

            "Note" means any of the Term Notes and "Notes" means more than one such Note.

            "Operating Lease" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

            "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

            "Patent Assignment" means the Conditional Assignment and Patent Security Agreement, dated on or about the Effective Date, executed and delivered by the Borrower to the Collateral Agent, for the benefit of the Secured Creditors, as the same may be amended, modified or supplemented from time to time.

            "Patents" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to (a) any and all patents and patent applications, (b) inventions and improvements described and claimed therein, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part and continued prosecution applications thereof, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof, (e) rights to sue for past, present and future infringements thereof, and (f) all rights corresponding to any of the foregoing throughout the world.

            "Permitted Guarantees" means (a) Guarantees by the Borrower of obligations of its Subsidiary Guarantors, (b) Guarantees by the Borrower of obligations of its other Subsidiaries to the extent such Guarantees constitute a "Permitted Investment" under clause (e) or (f) of the definition thereof, (c) Guarantees by the Subsidiary Guarantors of the Borrower's obligations under the First Lien Senior Secured Facility, and (d) Guarantees by the Subsidiary Guarantors of the Borrower's obligations under the Loan Agreement and the other Loan Documents.

            "Permitted Investments" means Investments in:

            (a) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in each case maturing no later than one year from the date of acquisition;

            (b) certificates of deposit maturing no later than one year from the date of acquisition issued by U.S. commercial banks having a combined capital and surplus of over $200,000,000 and having a long-term debt rating of A- by S&P, or A3 or better by Moody's;

            (c) commercial paper of a domestic issuer rated A-1 by S&P and P-1 by Moody's and maturing not more than 270 days after the date of acquisition;

            (d)   Investments in or to existing Subsidiary Guarantors;

            (e) Investments in the ordinary course of business in the working capital of Borrower's Honduran Subsidiaries, in an aggregate outstanding amount not to exceed $4,000,000 at any time;

            (f) Investments in other Subsidiaries in an aggregate outstanding amount not to exceed $500,000 at any time;

            (g)   Investments made in the ordinary course of business;

            (h) other Investments (in addition to clauses (a) through (g) above) not exceeding at any time the greater of (i) $100,000, or (ii) the amount that is available for Restricted Payments; and

            (i) Investments received in connection with the settlement of accounts receivable that arose in the ordinary course of business.

            "Permitted Liens" means (a) Liens securing taxes, assessments and other govern mental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but in all cases only if payment shall not at the time be required to be made in accordance with Section 10.6,
(b) Liens resulting from a judgment or award which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established, but only if the enforcement of any such Lien has been stayed within 30 days by appropriate proceedings, (c) Liens arising in the ordinary course of business that do not secure the repayment of Indebtedness for Money Borrowed (i) to secure the performance of bids, trade contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, (ii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (iii) consisting of restrictions (other than pledges or other security interests) on the transferability of Investments in favor of co-investors or the issuers of such Investments or imposed by law, and (iv) on Trademarks, Patents, Copyrights and other intellectual property (whether individually or as part of a group) consisting of the license or similar disposition of such property made in the ordinary course of business, (d) Liens constituting Permitted Encumbrances, as defined in the Mortgages, and other Liens on the Borrower's Real Estate in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower, (e) Purchase Money Liens securing Permitted Purchase Money Indebtedness, (f) Liens shown on Schedule 1.1A Permitted Liens (and replacements, extensions and renewals of any such Lien upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby), (g) Liens securing Indebtedness owed by a Subsidiary to the Borrower or to a Subsidiary Guarantor,
(h) Liens securing the First Lien Senior Secured Facility, subject to the terms of the Intercreditor Agreement, (i) Liens on Receivables arising under the Non-Notification Factoring Agreement, so long as the Assignment of Factoring Proceeds is in full force and effect, and (j) Liens of the Collateral Agent, for the benefit of the Secured Creditors, arising under this Agreement and the other Loan Documents.

            "Permitted Purchase Money Indebtedness" means Indebtedness of the Borrower and its Subsidiaries (a) which is secured by a Purchase Money Lien, and
(b) which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of the Borrower at the time outstanding, does not exceed $10,000,000. For the purposes of this definition, the principal amount of any Indebtedness consisting of Capitalized Leases shall be computed as a Capitalized Lease Obligation.

            "Permitted Refinancing Indebtedness" means, with respect to the First Lien Senior Secured Facility, the Indebtedness arising out of Borrower's refinancing thereof that meets the following conditions: (a) the terms (including advance rates, interest rates, amortization schedules, covenants, defaults and lien subordination terms, and the like) shall be no less favorable in any material respect to the Borrower and the Lenders than those contained in the Senior Loan Agreement, in the reasonable determination of the Required Lenders; (b) the sum of all revolving loan facility commitments and term loan fundings, together with the fees and costs paid in respect thereof, under such refinancing indebtedness shall not exceed the maximum revolving commitment and outstanding term loan balance of the First Lien Senior Secured Facility on the date of such refinancing; and (c) the collateral agent, if any, for the lenders providing such financing, shall be reasonably acceptable to the Lenders.

            "Person" means an individual, limited liability company, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

            "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA but only with respect to the time during such six-year period which the Borrower or any Related Company was an "employer" with respect to a given employee benefit plan.

            "Pledged Stock" means all stock of the Borrower's Subsidiaries assigned and pledged to the Collateral Agent, for the benefit of the Secured Creditors, pursuant to the Stock Pledge Agreement and Section 9.16.

            "Pro Forma" means the pro forma balance sheet of the Borrower and its Subsidiaries as at January 31, 1998, after giving effect to the transactions contemplated by this Agreement, the Acquisition Agreement and the Acquisition Documents.

            "Projections" means the forecasted (a) balance sheets, (b) income statements, and (c) cash flow statements, of the Borrower and its Subsidiaries for the Borrower's 1999 through 2002 fiscal years, together with appropriate supporting details and a statement of underlying assumptions.

            "Proportionate Share" or "Ratable", as applied to a Lender, means such Lender's share of an amount in Dollars or other property at the time of determination equal to (i) on the Effective Date, the amount set forth on Annex II attached hereto, and (ii) after the funding of the Loans, the percentage of the total principal amount of Loans outstanding at such time obtained by dividing the principal amount of the Loans then owing to such Lender by the total principal amount of all Loans then owing to all Lenders.

            "Proprietary Rights" means all of the Borrower's now owned and hereafter arising or acquired: Patents, Copyrights, Trademarks, including, without limitation, those Proprietary Rights set forth on Schedule 7.1(bb) hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

            "Purchase Money Lien" means any Lien incurred to secure the payment of the purchase price or costs of construction incurred with the acquisition of, or improvement to, fixed assets, including any Lien existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Borrower or any of its Subsidiaries of any business entity then owning such fixed assets (so long as they were not incurred or extended in contemplation of such acquisition), provided that (a) such Lien shall attach solely to the fixed assets acquired or purchased, (b) such Lien shall have been created or incurred within 180 days of the date of acquisition of such fixed assets (with the exception that in the case of construction or acquisition of improvements to real estate, the land on which such improvements are located shall not be required to have been acquired within such 180 day period), and (c) the Indebtedness secured by such Lien does not exceed 100% of the purchase price of assets so acquired.

            "Qualifying Lease" means a lease of real estate entered into by the Borrower or by a Subsidiary of the Borrower as lessee after the Effective Date, provided such lease meets each of the following requirements: (a) either (i) such lease has an initial term equal to or greater than five years from the date such lease is executed, or (ii) such lease has a term (including both the initial term and any renewal terms that are exercisable by the Borrower or the Borrower's Subsidiary and are binding on the lessor if exercised) equal to or greater than ten years from the date such lease is executed, and (b) the aggregate dollar amount of lease payments (including the aggregate amount of all required lessee payments of taxes, insurance and maintenance charges, whether paid directly by the lessee or reimbursed to the lessor) for any one year period of the lease term is at least $50,000; and (c) the gross area leased pursuant to such lease exceeds 10,000 square feet.

            "Real Estate" means all of the Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on Schedule 7.1(w).

            "Receivables" means and includes (a) any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, general intangibles, or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any Person, (b) all guarantees, security and Liens for payment thereof, (c) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (d) all proceeds of any of the foregoing.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor).

            "Related Company" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; or (iii) member of the same affiliated service group (within the meaning of

Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership, trade or business described in clause (ii) above.

            "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

            "Remedial Action" means actions required pursuant to Environmental Laws to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days notice to the PBGC is waived under applicable regulations.

            "Required Lenders" means, at any time, any combination of Lenders holding, in the aggregate, in excess of 50% of the aggregate principal amount of the Term Loans outstanding at such time.

            "Restricted Dividend Payment" means any dividend, distribution or payment on or with respect to (a) any shares of a Person's capital stock (other than dividends payable solely in shares of its capital stock) or (b) any partnership interest in a Person, excluding, however, any such dividend, distribution or payment to the Borrower by any Subsidiary of the Borrower.

            "Restricted Payment" means (a) any redemption, retirement or payment with respect to the Seller Subordinated Indebtedness other than in accordance with the subordination provisions set forth in the Seller Subordinated Note, (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to any Affiliate of the Borrower, and
(c) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person, other than payments of amounts due under employment contracts in the ordinary course of business.

            "Restricted Purchase" means any payment on account of the purchase, redemption or other acquisition or retirement by a Person of any (a) shares of such Person's capital stock (except shares acquired on the conversion thereof into other shares of capital stock of such Person), (b) a partnership interest in such Person, if such Person is a partnership, or (c) a membership interest in such Person, if such Person is a limited liability company.

            "S&P" means Standard & Poor's Ratings Group, a Division of McGraw Hill, Inc. (or its successors).

            "Secured Creditors" means, collectively, the Collateral Agent, the Lenders, and each of their respective Affiliates.

            "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of, and interest and premium, if any, on, the Term Loans and (b) all indebtedness, liabilities, obligations, covenants and duties of the Borrower to the Secured Creditors of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contin gent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to Article 5 and expenses required to be paid or reimbursed pursuant to Section 16.2.

            "Security Documents" means each of the following:

            (a)   the Mortgages,

            (b)   the Financing Statements,

            (c)   the Acquisition Documents Assignment,

            (d)   the Trademark Assignment and the Patent Assignment, and

            (e) each other writing executed and delivered by the Borrower or any other Person securing the Secured Obligations.

            "Security Interest" means the Liens of the Collateral Agent, for the benefit of the Secured Creditors, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

            "Seller" means Glendale Hosiery Company, a North Carolina corporation.

            "Seller Subordinated Indebtedness" means the Indebtedness of the Borrower evidenced by the Seller Subordinated Note, including principal thereof and interest and premium, if any, thereon, together with any and all Indebtedness related thereto.

            "Seller Subordinated Note" means the Subordinated Promissory Note dated the Effective Date, in an original principal amount not to exceed the amount required under the Acquisition Agreement, executed by the Borrower in favor of the Seller, as the same may be amended, modified, extended, renewed or replaced from time to time with the consent of the Required Lenders.

            "Senior Lender" means a Lender, as that term is defined in the Senior Loan Agreement.

            "Senior Loan Agreement" means the Loan and Security Agreement dated of even date herewith between the Borrower, NationsBank, N.A., as agent, the Senior Lenders, NationsBanc Montgomery Securities, LLC, as syndication agent and arranger, and BankAmerica Business Credit, Inc., as documentation agent.

            "Stock Pledge Agreement" means the Stock Pledge Agreement, dated as of the Effective Date, executed by the Borrower pursuant to which the Borrower assigns and pledges 65% of the capital stock of each of its foreign Subsidiaries.

            "Subsidiary"

            (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

                  (i) if the holders of such stock, or other ownership interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

                  (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest, and

            (b) when used with respect to a Plan, ERISA or a provision of the Internal Revenue Code pertaining to employee benefit plans, also means any corporation, trade or business (whether or not incorporated) which is under common control with the Borrower and is treated as a single employer with the Borrower under Section 414(b) or (c) of the Internal Revenue Code and the regulations thereunder.

            (c) a Subsidiary will not cease to be considered wholly-owned by reason of the issuance of capital stock as directors' qualifying shares.

            "Subsidiary Guarantor" means each U.S. Subsidiary of the Borrower which Guarantees the Secured Obligations, and grants the Collateral Agent, for the benefit of the Secured Creditors, a first priority security interest in all of its assets, in accordance with Section 9.16.

            "Supermajority Lenders" means, at any time, any combination of Lenders holding Term Loans representing in excess of 66.6% of the aggregate principal amount of Term Loans outstanding at such time.

            "Term Loan" means each loan made to the Borrower pursuant to Section 4.1, as well as all such loans collectively, as the context requires.

            "Term Loan Facility" means the principal amount of $15,000,000.

            "Term Note " means each Term Note made by the Borrower payable to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Term Loan made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of Exhibit A-2 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

            "Termination Date" means September 30, 2003, such earlier date as the Secured Obligations shall have been accelerated pursuant to the provisions of Section 13.2, such earlier date as all Secured Obligations shall have been irrevocably paid in full, or such later date as to which the same may be extended pursuant to the provisions of Section 2.5.

            "Termination Event" means (a) a Reportable Event, or (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

            "Trademark Assignment" means the Conditional Assignment and Trademark Security Agreement, dated on or about the Effective Date, executed and delivered by the Borrower, as the same may be amended, modified or supplemented from time to time.

            "Trademarks" means and includes in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to (a) trademarks (including service marks), trade names and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the trademarks, (b) licenses of the foregoing, whether as licensee or licensor, (c) applications therefor and renewals and continued prosecution applications thereof, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof, (e) rights to sue for past, present and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

            "Unfunded Capital Expenditures" means all Capital Expenditures, other than those which are paid for with the proceeds of Indebtedness for Money Borrowed with a maturity of more than one year (other than the Revolving Credit Loans (as defined in the Senior Loan Agreement)) incurred to finance such Capital Expenditures and other than those represented by Capitalized Lease Obligations with a maturity of more than one year.

            "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

            "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

            SECTION 1.2 General. All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP. Except as otherwise defined in Section 1.1, the terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles and inventory, as and when used in this Agreement or the Security Documents, shall have the meanings given those terms in the Uniform Commercial Code. Unless otherwise specified, a reference in this Agreement to a particular section or subsection is a reference to that section or subsection of this Agreement, and the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Words denoting individuals include corporations and vice versa. References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof. References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification or replacement is either not prohibited by the terms of this Agreement or is consented to by the Required Lenders and the Collateral Agent. References to any Person include its successor or permitted substitutes and assigns.

                                    ARTICLE 2

                             [INTENTIONALLY DELETED]

                                    ARTICLE 3

                             [INTENTIONALLY DELETED]

                                    ARTICLE 4

                               TERM LOAN FACILITY

            SECTION 4.1 Term Loan. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees severally, but not jointly, to make a Term Loan to the Borrower on the Effective Date in a principal amount equal to such Lender's Proportionate Share of the Term Loan Facility.

            SECTION 4.2 Manner of Borrowing Term Loan. The Borrower shall give Lenders a notice of borrowing with respect to the Term Loan not later than 11:00 a.m. (Atlanta time) on the Effective Date. Not later than 1:00 p.m. (Atlanta time) on the Effective Date, upon satisfaction of the applicable conditions set forth in Sections 6.1 and 6.2, the Lenders will disburse the Term Loan, in same day funds in accordance with the terms of the notice of borrowing.

            SECTION 4.3 Repayment of Term Loan. The principal amount of the Term Loan is due and payable, and shall be repaid in full by the Borrower, on September 30, 2003.

The Borrower hereby irrevocably instructs the Collateral Agent, in its capacity as agent under the Senior Loan Agreement, subject to the terms of the Intercreditor Agreement, to charge the Borrower's Loan Accounts (as defined in the Senior Loan Agreement), on each Installment Payment Date and Interest Payment Date, for all principal and interest due on the Term Loan.

            SECTION 4.4 Term Notes. The Term Loan made by each Lender and the obligation of the Borrower to repay such Loan shall also be evidenced by a Term Note payable to the order of such Lender. Each such Term Note shall be dated the Effective Date (or the later "effective date" under any Assignment and Acceptance) and be duly and validly executed and delivered by the Borrower.

            SECTION 4.5 Prepayment of Term Loan.

            (a) Voluntary Prepayment. The Borrower shall have the right at any time and from time to time, upon at least one Business Day's prior written notice to the Lenders, to prepay the Term Loan in whole or in part on any Business Day. Each partial prepayment of the Term Loan shall be in a minimum amount of $1,000,000. On the prepayment date, the Borrower shall pay interest on the amount prepaid, accrued to the prepayment date, as well as all other amounts due hereunder with respect to such prepayment, including all amounts due under
Section 5.10. Any notice of prepayment given by the Borrower hereunder shall be irrevocable, and the amount to be prepaid (including accrued interest and any prepayment fees) shall be due and payable on the date designated in the notice.

            (b) Mandatory Prepayment. The Borrower shall also be obligated to prepay the Term Loan in full, together with accrued and unpaid interest thereon, as well as all other amounts due hereunder with respect to such prepayment, including all amounts due under Section 5.10, upon any termination of this Agreement pursuant to Section 5.6, or otherwise or upon any acceleration of the Term Loan pursuant to Article 13.

                                    ARTICLE 5

                             GENERAL LOAN PROVISIONS

            SECTION 5.1 Interest.

            (a) Loans. Subject to the provisions of Section 5.1(d), the Borrower will pay interest on the unpaid principal amount of each Loan, for each day from the day such Loan is made until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise) at the rate of 15% per annum, payable monthly in arrears as it accrues on each Interest Payment Date and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

            (b) [Intentionally Deleted]

            (c) Other Secured Obligations. The Borrower will, to the extent permitted by Applicable Laws, pay interest on the unpaid principal amount of any Secured Obligation that is due and payable, other than the Loans, in accordance with Sections 5.1(a) or (d), as applicable, as if such Secured Obligation were a Loan.

            (d) Default Rate. If there shall occur and be continuing an Event of Default, at the election of the Required Lenders, the unpaid principal amount of the Loans and other Secured Obligations shall no longer bear interest in accordance with the terms of Section 5.1(a) or (c), but shall bear interest for each day from the date of such Event of Default until such Event of Default shall have been cured or waived at the rate of 17% per annum, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Laws, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 13.1(g) or (h).

            (e) Calculation of Interest. The interest rates provided for in Sections 5.1(a), (c) and (d) shall be computed on the basis of a year of twelve 30 day months and the actual number of days elapsed.

            (f) Maximum Rate. It is not intended by the Lenders, and nothing contained in this Agreement, in the Notes or in any of the Mortgages shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Laws (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by Applicable Laws, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obliga tions, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrower.

            SECTION 5.2 Certain Fees.

            (a) Closing Fees. As additional consideration for the extensions of credit provided for hereunder, in addition to any interest due under this Agreement, on the Effective Date, the Borrower shall pay to the Lenders a closing fee in the amount of $600,000. The closing fee shall compensate the Lenders for the internal costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, but not including any out-of-pocket expenses for which the Borrower has agreed to reimburse the Lenders, including, without limitation, the Lenders' reasonable out-of-pocket expenses incurred in connection with its due diligence examination of the Borrower and the closing of the transactions contemplated by this Agreement. Such closing fee shall be fully earned on the Effective Date and shall not be subject to refund or rebate.

            (b) [Intentionally Deleted]

            (c) [Intentionally Deleted]

            (d) [Intentionally Deleted]

            (e) [Intentionally Deleted]

            (f) General. All fees shall be fully earned by the identified recipient thereof when due and payable and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to refund or rebate. All fees provided for in this Section 5.2 are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

            SECTION 5.3 Manner of Payment.

            (a) Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any other amounts payable to each of the Lenders under this Agreement or any Note shall be made not later than 1:30 p.m. (Atlanta time) on the date specified for payment under this Agreement to each such Lender, at such Lender's office designated to the Borrower, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before the close of business on such day shall be deemed a payment on such date for the purposes of Section 13.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

            (b) During any Event of Default, subject to the terms of the Intercreditor Agreement, the Borrower hereby irrevocably authorizes each Lender and each Affiliate of such Lender and each participant herein to charge any account of the Borrower maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due.

            (c) Each Lender hereby severally (but not jointly) represents that, under Applicable Law and treaties in effect on the date of this Agreement, no United States federal taxes will be required to be withheld by the Borrower with respect to any payments to be made to such Lender in respect of this Agreement. Each Lender that itself is not incorporated under the laws of the United States or a state thereof agrees severally (but not jointly) that, prior to the Effective Date and the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form delivered by it to the Borrower, it will deliver to the Borrower two duly completed copies of either United States Internal Revenue Service Form W-8, 1001 or 4224, or successor applicable form, certifying in each case that such Lender is entitled to receive all payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes. The Borrower shall not have any obligation under Section 5.3(a) to pay any amount to or for the account of any Lender without any setoff, counterclaim or deduction to the extent that such amount results from the failure of any Lender to comply with its obligations pursuant to this Section 5.3(c).

            SECTION 5.4 General. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in accordance with such payment.

            SECTION 5.5 Loan Accounts; Statements of Accounts.

            (a) Each Lender shall open and maintain on its books a loan account in the Borrower's name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrower and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from the Borrower.

            (b) [Intentionally Deleted]

            (c) The entries made in the accounts pursuant to subsection (a) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrower therein recorded.

            (d) [Intentionally Deleted]

            SECTION 5.6 Termination of Agreement. Subject to the provisions of
Section 5.10, the Borrower shall have the right, at any time, to terminate this Agreement upon not less than 10 Business Days' prior written notice to the Lenders of its intention to terminate this Agreement, which notice shall specify the effective date of such termination. On the date specified in such notice, such termination shall be effected, provided that the Borrower shall, on or prior to such date, pay to the Lenders and the Collateral Agent, in same day funds, an amount equal to all Secured Obligations then outstanding, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, and (iii) any amounts payable to the Collateral Agent and the Secured Creditors pursuant to Sections 5.10, 16.2, 16.3 and 16.14. Following a notice of termination as provided for in this Section 5.6 and upon payment in full of the amounts specified in this Section 5.6, this Agreement shall be terminated and the Collateral Agent and the Lenders shall have no further obligations to the Borrower. Borrower may, not later than one Business Day prior to the effective date of such termination, provide the Lenders written notice of withdrawal of its notice of termination, whereupon such notice of termination shall be of no further force or effect.

            SECTION 5.7 [Intentionally Deleted]

            SECTION 5.8 Settlement.

            (a) [Intentionally Deleted]

            (b) [Intentionally Deleted]

            (c) [Intentionally Deleted]

            (d) General Settlement Procedures.

                  (i) [Intentionally Deleted]

                  (ii) [Intentionally Deleted]

            (e) Settlement of Other Secured Obligations. All proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default that are received by the Collateral Agent on or prior to 1:00 p.m. (Atlanta time) on a Business Day, subject to the terms of the Intercreditor Agreement, will be paid by the Collateral Agent to each Secured Creditor on the same Business Day, and any such amounts that are received by the Collateral Agent after 1:00 p.m. (Atlanta time) will be paid by the Collateral Agent to each Secured Creditor on the following Business Day. Unless otherwise stated herein, the Collateral

Agent shall, subject to the terms of the Intercreditor Agreement, distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Secured Creditors based on the amount of the Secured Obligations then owing to each Secured Creditor.

            (f) Allocation of Payments from Borrower. All monies to be applied to the Secured Obligations, whether such monies represent voluntary payments by the Borrower or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among the Collateral Agent and such of the Lenders and other holders of the Secured Obligations as are entitled thereto (and, with respect to monies allocated to the Lenders, on a Ratable basis unless otherwise provided in this Section 5.8(f)): (i) first, to the Collateral Agent to pay the amount of expenses that have not been reimbursed to the Collateral Agent by the Borrower or the Lenders, together with interest accrued thereon; (ii) second, to the Collateral Agent to pay any indemnified amount that has not been paid to it by the Borrower or the Lenders, together with interest accrued thereon; (iii) third, to the Lenders for any indemnified amount that they have paid to the Collateral Agent and for any expenses that they have reimbursed to the Collateral Agent; and (iv) fourth, to the Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Secured Obligations arising under this Agreement (and the other Loan Documents) then due and held by any Lender to be shared among Lenders on a Ratable basis, or on such other basis as may be agreed upon in writing by all of the Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of the Borrower). The allocations set forth in this
Section 5.8(f) are solely to determine the rights and priorities of the Secured Creditors as among themselves and may be changed by the Secured Creditors without notice or the consent of approval of the Borrower or any other Person. Whenever allocation is made pursuant to this Section 5.8(f) to the holder of Secured Obligations in which another Lender acquires a participation, the monies received by such holder shall be shared as between such holder and such participants on a Ratable basis.

            SECTION 5.9 [Intentionally Deleted]

            SECTION 5.10 Prepayment Fee.

            (a) [Intentionally Deleted]

            (b) Prepayment of Term Loan. If the Borrower voluntarily prepays the Term Loan in whole or in part prior to the third anniversary of the Agreement Date, the Borrower shall pay to the Lenders, on such date of prepayment, as liquidated damages and compensation for the costs of making funds available to the Borrower under this Agreement, and not as a penalty, an amount equal to (i) 3% of the principal balance of the Term Loan prepaid if such prepayment occurs prior to the first anniversary of the Agreement Date, (ii) 2% of the principal balance of the Term Loan if such prepayment occurs after the first anniversary of the Agreement Date but on or prior to the second anniversary of the Agreement Date, and (iii) 1% of the amount of the Term Loan prepaid if such prepayment occurs after the second anniversary of the Agreement Date but on or prior to the third anniversary of the Agreement Date. If the

Borrower prepays, or is required to prepay, the Term Loan upon the occurrence of an Event of Default set forth in Sections 13.1(n) or (o), then (in lieu of any other amount set forth in the preceding sentence if such Event of Default occurs on or prior to the third anniversary of the Agreement Date) the Borrowers shall pay to the Lenders, on such date of prepayment, as liquidated damages and compensation for the costs of making funds available to the Borrower under this Agreement, and not as a penalty, an amount equal to 1% of the principal balance of the Term Loan prepaid.

            SECTION 5.11 [Intentionally Deleted]

            SECTION 5.12 [Intentionally Deleted]

            SECTION 5.13 [Intentionally Deleted]

            SECTION 5.14 [Intentionally Deleted]

            SECTION 5.15 [Intentionally Deleted]

            SECTION 5.16 [Intentionally Deleted]

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

            SECTION 6.1 Conditions Precedent to Loans. Notwithstanding any other provision of this Agreement, the Term Loans will not be made until the fulfillment of each of the following conditions prior to or contemporaneously with the making of the first to be made of such Loans:

            (a) Financial Condition. The Borrower shall have delivered to the Lenders a fair saleable value balance sheet, dated as of January 31, 1998, prepared and certified to by the Financial Officer in form and substance satisfactory to the Lenders, and setting forth valuations of the Borrower's assets, the Projections and the Pro Forma, together with a certificate executed by the Financial Officer, in form and substance satisfactory to the Lenders, certifying that as of the Effective Date, after giving effect to the consummation of the transactions contemplated by the Acquisition Documents, the Senior Loan Agreement, the extension of the Term Loans, and the payment of all fees and expenses in connection with such transactions, the fair saleable value of the Borrower's assets will exceed the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), the Borrower is able and anticipates that it will be able to meet its debts as they mature, and the Borrower has adequate capital to conduct the business in which it is or proposes to be engaged, together with attachments demonstrating the basis of such conclusions.

            (b) [Intentionally Deleted]

            (c) Acquisition. On the Effective Date, (i) the Lenders shall have received true and complete executed or conformed copies of the Acquisition Documents and any amendments thereto; (ii) the Acquisition Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the Acquisition is required to occur) except with the prior written consent of the Lenders; (iii) none of the parties to any of the Acquisition Documents shall have failed to perform any material obligation or covenant required by such Acquisition Document to be performed or complied with by it on or before the Effective Date; (iv) all representations and warranties of the Borrower and the Seller contained in the Acquisition Agreement and the other Acquisition Documents shall be true and correct in all material respects with the same effect as though made on and as of the Effective Date; (v) all requisite approvals by governmental authorities and regulatory bodies having jurisdiction over the parties to the Acquisition Agreement in respect of the acquisition of the Acquired Assets shall have been obtained by such parties, and no such approvals shall impose any conditions to the consummation of the acquisition of the Acquired Assets; (vi) the acquisition of the Acquired Assets shall have been consummated in accordance with the terms and provisions of the Acquisition Agreement and the other Acquisition Documents, without any amendment or waiver of any material provision thereof; and (vii) the Lenders shall have received a certificate from an officer of the Borrower, or other evidence satisfactory to them, that each of the conditions set forth in clauses (i) through (vi) above shall have been satisfied. In addition, all opinion letters delivered in connection with the Acquisition Documents and the transactions contemplated thereby shall be addressed to the Lenders, or accompanied by a written authorization from the firm delivering such opinion letter stating that such parties may rely on such opinion letter as though it were addressed to them.

            (d) Security Interests. The Lenders shall have received satisfactory evidence that the Collateral Agent (for the benefit of the Secured Creditors) has a valid and perfected second priority security interest as of such date in all of the Collateral, subject only to Permitted Liens.

            (e) Closing Documents. The Lenders shall have received each of the follow ing documents, all of which shall be satisfactory in form and substance to the Lenders and their counsel:

                  (i) certified copies of the articles or certificate of incorporation and bylaws of the Borrower as in effect on the Effective Date,

                  (ii) certified copies of all corporate action, including shareholder approval, if necessary, taken by the Borrower to authorize the execution, delivery and performance of this Agreement, the Loan Documents, the borrowings under this Agreement, and the execution, delivery and performance of the Acquisition Agreement and the Acquisition Documents,

                  (iii) certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower authorized to execute and deliver this Agreement and the Loan Documents on behalf of the Borrower and to request borrowings under this Agreement,

                  (iv) a certificate evidencing the good standing of the Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which it is required to be qualified as a foreign corporation to transact its business as presently conducted,

                  (v) copies of all financial statements referred to in Section 7.1(n) and meeting the requirements thereof,

                  (vi) a signed opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Borrower, substantially in the form of Exhibit C to the Senior Loan Agreement, and of such local counsel for the Borrower as may be required, opining as to such matters in connection with the transactions contemplated by this Agreement as the Lenders or their counsel may reasonably request, including local counsel opinions regarding the Mortgages and the Real Estate,

                  (vii) the Financing Statements duly executed and delivered by the Borrower and acknowledgment copies evidencing the filing of such Financing Statements in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest,

                  (viii) a certification from the principal officers of the Borrower as to such factual matters as shall be requested by the Lenders,

                  (ix) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section 9.8,

                  (x) a certificate of the President or a Financial Officer of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement,

                        (A) all of the representations and warranties made or deemed to be made by the Borrower under this Agreement are true and correct in all material respects as of the Effective Date, after giving effect to the Term Loans to be made at such time and the application of the proceeds thereof, and

                        (B) no Default or Event of Default exists,

                  (xi) [Intentionally Deleted]

                  (xii) copies of the Mortgages, duly executed and delivered by the Borrower, in proper form for recording in the appropriate jurisdiction, in order to create a valid first Lien on and security title to the Real Estate described therein,

                  (xiii) one or more fully paid unconditional commitments for the issuance of mortgagee title insurance policies with all requirements and conditions to the issuance of the final policy deleted or marked satisfied, issued by First American Title Insurance Company, each in an amount equal to not less than the fair market value of the Real Estate subject to the Mortgage insured thereby, insuring that such Mortgage creates a valid first Lien on, and security title to, all Real Estate described therein, with exceptions only for the Permitted Encumbrances (as defined in each Mortgage),

                  (xiv) [Intentionally Deleted]

                  (xv) landlord's or mortgagee's waiver and consent agreements duly executed on behalf of each landlord or mortgagee, as the case may be, of Real Estate and any other real property on which any Collateral is located, to the extent Borrower can obtain such landlord's or mortgagee's waiver and consent agreements using all reasonable efforts,

                  (xvi) the Acquisition Documents Assignment, duly executed by the Borrower,

                  (xvii)[Intentionally Deleted]

                  (xviii) a notice of borrowing, duly executed by the Borrower,

                  (xix) [Intentionally Deleted]

                  (xx) copies of each of the other Loan Documents duly executed by the parties thereto, and

                  (xxi) such other documents and instruments as the Collateral Agent or any Lender may reasonably request.

            (f) Notes. Each Lender shall have received a Term Note, each duly executed and delivered by the Borrower, complying with the terms of Section 4.4.

            (g) First Lien Senior Secured Facility. All conditions to the closing of the First Lien Senior Secured Facility (other than the funding of the Term Loans) shall have been met, in accordance with the terms of the Senior Loan Agreement, or waived by the Senior Lenders.

            (h) Intercreditor Agreement. The Senior Lenders and NationsBank, as their agent, shall have duly executed and delivered the Intercreditor Agreement, in form and substance satisfactory to the Lenders.

            (i) Stock Pledge Agreement. The Collateral Agent shall have received the Stock Pledge Agreement, and corresponding blank stock powers and stock certificates, in form and substance satisfactory to the Lenders, duly executed and delivered by the Borrower.

            (j) Other Security Documents. The Collateral Agent shall have received each other Security Document, in form and substance satisfactory to the Lenders, duly executed and delivered by the Borrower.

            (k) Seller Subordinated Note. The Lenders shall have received a copy of the Seller Subordinated Note, in form and substance satisfactory to the Lenders, duly executed and delivered by the Borrower.

            (l) Environmental Indemnity Agreement. The Lenders shall have received the Environmental Indemnity Agreement, in form and substance satisfactory to the Lenders, duly executed and delivered by the Borrower.

            (m) [Intentionally Deleted]

            (n) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement, the Acquisition Documents, or the consummation of the transactions contemplated hereby or thereby, or which, in the Lenders' reasonable judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement.

            (o) Material Adverse Change. Except as previously disclosed in writing to the Lenders, there shall not have occurred any change which is materially adverse, in the Lenders' reasonable judgment, to the assets, liabilities, businesses, operations, condition (financial or otherwise) or prospects of the Borrower, the Seller, and their respective Subsidiaries, from those presented by the financial statements described in Section 7.1(n)(i)(A) and (ii)(A).

            (p) Release of Security Interests. The Lenders shall have received evidence satisfactory to them of the release and termination of all Liens other than Permitted Liens.

            (q) Representations and Warranties. all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct in all material respects at such time both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof, except that representations and warranties which by their terms are applicable only to a particular date shall be deemed to be made only at and as of such date.

                                    ARTICLE 7

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

            SECTION 7.1 Representations and Warranties. The Borrower represents and warrants to the Collateral Agent and to the Lenders as follows:

            (a) Organization; Power; Qualification. The Borrower and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified would not have a Material Adverse Effect. The jurisdictions in which each of the Borrower and each of its Subsidiaries is qualified to do business as a foreign corporation on the Effective Date are listed on Schedule 7.1(a).

            (b) Capitalization. The outstanding capital stock of the Borrower has been duly and validly issued and is fully paid and nonassessable. The issuance and sale of the Borrower's capital stock have been registered or qualified under applicable federal and state securities laws or are exempt therefrom.

            (c) Subsidiaries. Schedule 7.1(c) correctly sets forth the name of each Subsidiary of the Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by the Borrower or any other Subsidiary of the Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary, in each case as of the Effective Date. Except as set forth on Schedule 7.1(c), (i) no Subsidiary of the Borrower has issued any securities convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares, (ii) the outstanding stock and securities of each Subsidiary of the Borrower are owned by the Borrower free and clear of all Liens (other than Permitted Liens), warrants, options and rights of others of any kind whatsoever, and (iii) the Borrower has no Subsidiaries, other than Subsidiaries that it has created after the Effective Date in compliance with this Agreement. The outstanding capital stock of each Subsidiary of the Borrower has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares of such capital stock are set forth on Schedule 7.1(c) as the same may hereafter be updated from time to time to reflect the creation of Subsidiaries in accordance with this Agreement.

            (d) Authorization of Agreement, Notes, Loan Documents and Borrowing. The Borrower has the right and power, and has taken all necessary corporate action to authorize it, to execute, deliver and perform this Agreement and each of the Loan Documents in accordance with their respective terms. This Agreement and each of the Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, and other similar laws relating to or affecting creditor's rights generally, general equitable principles and an implied covenant of good faith and fair dealing.

            (e) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. Except as set forth on Schedule 7.1(e), the execution, delivery and performance of this Agreement and each of the Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of or constitute a default under any material provisions of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or such Subsidiaries' property may be bound or any Governmental Approval relating to the Borrower or any of its Subsidiaries, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than the Security Interest.

            (f) Business. The Borrower is engaged in the business described on
Schedule 7.1(f) and businesses related thereto.

            (g) Compliance with Law; Governmental Approvals.

                  (i) Except as set forth in Schedule 7.1(g), the Borrower and each of its Subsidiaries (A) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Borrower, threatened attack by direct or collateral proceeding, and (B) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been established on the books of the Borrower or such Subsidiary, as applicable, if such reserves would be required by GAAP.

                  (ii) Without limiting the generality of the above, except as disclosed on an environmental report previously delivered to the Lenders or with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect, (A) the operations of the Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws; (B) the Borrower and each of its Subsidiaries has obtained all permits required pursuant to Environmental Laws and necessary for its operation, and all such permits are in good standing and the Borrower and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of such permits; (C) neither the Borrower nor any of its Subsidiaries nor any of their respective present or past property or operations are subject to any order from or agreement with any public authority or private party respecting (1) any Environmental Laws, (2) any Remedial Action, or (3) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment; (D) none of the operations of the Borrower or of any of its Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any Environmental Laws; (E) none of the present nor past operations of the Borrower or any of its Subsidiaries is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment; (F) neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Laws indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; (G) neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a Release of a Contaminant into the environment; (H) Except in compliance in all material respects with applicable Environmental Laws, during the course of the Borrower's or any of its Subsidiaries' ownership of or operations on the Real Estate, there have been no (1) generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, (2) use of underground storage tanks or surface impoundments, (3) use of asbestos-containing materials, or (4) use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other equipment; (I) neither the Borrower nor any of its Subsidiaries has entered into any negotiations or agreements with any Person (including, without limitation, any prior owner of any of the Real Estate or other property of the Borrower or any of its Subsidiaries) relating to any Remedial Action or environmental related claim; (J) neither the Borrower nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment; (K) neither the Borrower nor any of its Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminant into the environment; (L) no Environmental Lien has attached to any of the Real Estate or other property of the Borrower or of any of its Subsidiaries; (M) the presence and condition of all asbestos- containing material which is on or part of the Real Estate (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Laws; and (N) neither the Borrower nor any of its Subsidiaries manufactures, distributes or sells, and has never manufactured, distributed or sold, products which contain asbestos-containing material.

                  (iii) The Borrower has notified the Lenders of the receipt by it or by any of its Subsidiaries of any notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or any of their respective properties.

            (h) Title to Properties. Except for Permitted Liens and as otherwise set forth in Schedule 7.1(h), the Borrower and each of its Subsidiaries has valid and legal title to or leasehold interest in all personal property, Real Estate owned and other assets used in its business.

            (i) Liens. Except as set forth in Schedule 7.1(i), none of the properties and assets of the Borrower or any Subsidiary of the Borrower is subject to any Lien, except Permitted Liens. Other than financing statements filed with respect to Permitted Liens and the

Financing Statements, no financing statement under the Uniform Commercial Code of any State or other instrument evidencing a Lien which names the Borrower or any Subsidiary of the Borrower as debtor has been filed (and has not been terminated) in any State or other jurisdiction, and neither the Borrower nor any Subsidiary of the Borrower has signed any such financing statement or other instrument or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect those Liens listed on Schedule 7.1(i). Except for financing statements filed with respect to Permitted Liens, no financing statement under the Uniform Commercial Code of any State or other instrument evidencing a Lien which names the Seller as debtor and covers any of the Acquired Assets has been filed (and has not been terminated) in any State or other jurisdiction.

            (j) Indebtedness and Guarantees. Schedule 7.1(j) is a complete and correct listing of all Indebtedness for Money Borrowed and Guarantees of the Borrower and each of its Subsidiaries as of the Effective Date. Each of the Borrower and its Subsidiaries has per formed in all material respects and is in material compliance with all of the terms of such Indebtedness and Guarantees and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, which in either event would constitute a Default or Event of Default hereunder, exists with respect to any such Indebtedness or Guaranty.

            (k) Litigation. Except as set forth on Schedule 7.1(k), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, or any reasonable basis therefor) against the Borrower or such Subsidiaries or any of the Acquired Assets or any of the Borrower's or any of its Subsidiaries' other properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Borrower or any of its Subsidiaries which, if adversely determined, would not singly or in the aggregate have a Materially Adverse Effect, and there are no strikes or walkouts in progress, pending or contemplated relating to any labor contracts to which the Borrower or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

            (l) Tax Returns and Payments. Except as set forth on Schedule 7.1(l), all United States federal, state and local as well as material foreign national, provincial and local and other tax returns of the Borrower and each of its Subsidiaries required by Applicable Laws to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon the Borrower and each of its Subsidiaries and the Borrower's and any of its Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under
Section 10.6. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of the Borrower are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

            (m) Burdensome Provisions. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect.

            (n) Financial Statements.

                  (i) The Borrower has furnished to the Lenders copies of (A) the Seller's consolidated audited balance sheet as of December 28, 1996 and the related consolidated statements of operations, cash flow and shareholders' equity for the fiscal year then ended, and (B) the Seller's unaudited balance sheet as of December 27, 1997 and the related statements of operations, cash flow and shareholders' equity for the fiscal period then ended, which financial statements present fairly in all material respects in accordance with GAAP the financial position of the Seller and its consolidated Subsidiaries as of such dates and the results of operations of the Seller and its consolidated Subsidiaries for the periods then ended, subject to, in the case of unaudited financial statements, normal year-end adjustments and the absence of complete footnotes,

                  (ii) The Borrower has furnished to the Lenders copies of (A) the Borrower's consolidated audited balance sheet as of February 1, 1997 and the related consolidated statements of operations, cash flows and shareholder's equity for the fiscal year then ended, and (B) the Borrower's consolidated unaudited balance sheet as of January 3, 1998 and the related consolidated statements of operations, cash flow and shareholders' equity for the 11 fiscal month period then ended, which financial statements present fairly in all material respects in accordance with GAAP the financial position of the Borrower and its Consolidated Subsidiaries as of such dates and the results of operations of the Borrower and its Consolidated Subsidiaries for the periods then ended.

                  (iii) The Borrower has furnished to the Lenders copies of the Pro Forma. The Pro Forma presents fairly, on a pro forma basis, the financial position of the Borrower and its Consolidated Subsidiaries as at January 31, 1998.

                  (iv) The Borrower has furnished to the Lenders copies of the Projections. The Projections have been be prepared by the Borrower in good faith in light of the past operations of the business of the Seller, the Borrower and their respective Subsidiaries.

                  (v) Except as disclosed or reflected in the financial statements described in clauses (i) and (ii) above, as of the Effective Date, neither the Borrower nor any of its Consolidated Subsidiaries has any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrower or any of its Consolidated Subsidiaries, in either case of a type or nature required to be disclosed or reflected in such financial statements.

            (o) Adverse Change. Since the date of the last financial statements of the Borrower and the Seller delivered to the Lenders pursuant to Section 7.1(n)(i) and (ii), after giving effect to the transactions reflected in the Pro Forma, (i) no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or its Consolidated Subsidiaries, and (ii) no event has occurred or failed to occur which has had, or may have, singly or in the aggregate, a Materially Adverse Effect.

            (p) ERISA. Except as set forth on Schedule 7.1(p):

                  (i) As of the Effective Date, neither the Borrower nor any Related Company maintains or contributes to any Benefit Plan.

                  (ii) No Benefit Plan has been terminated or partially terminated, and no Multiemployer Plan is insolvent or in reorganization, nor have any proceedings been instituted to terminate any Benefit Plan or to reorganize any Multiemployer Plan.

                  (iii) Neither the Borrower nor any Related Company has withdrawn from any Benefit Plan or Multiemployer Plan, nor has a condition occurred which if continued would result in a withdrawal.

                  (iv) Neither the Borrower nor any Related Company has incurred any withdrawal liability, including contingent withdrawal liability, to any Multiemployer Plan pursuant to Title IV of ERISA.

                  (v) Neither the Borrower nor any Related Company has incurred any liability to the PBGC other than for required insurance premiums which have been paid when due.

                  (vi) No Reportable Event has occurred with respect to a Plan.

                  (vii) No Benefit Plan has an "accumulated funding deficiency" (whether or not waived) as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code.

                  (viii) Each Plan is in substantial compliance with ERISA, and neither the Borrower nor any Related Company has received any communication from a governmental agency asserting that a Plan is not in compliance with ERISA.

                  (ix) Each Plan which is intended to be a qualified Plan has been determined by the IRS to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect or will be submitted to the IRS for such determination prior to the end of the remedial amendment period under Section 401(b) of the Internal Revenue Code and the regulations promulgated thereunder and neither the Borrower nor any Related Company knows or has reason to know why each such Plan should not continue to be so qualified, and each trust related to such Plan that has been submitted to the IRS for determination of exempt status has been determined to be exempt from federal income tax under
Section 501(a) of the Internal Revenue Code or will be submitted to the IRS for a determination of exempt status.

                  (x) As of the Effective Date, neither the Borrower nor any Related Company maintains or contributes to any employer welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

                  (xi) Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Lenders is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in funding status or financial condition of the Benefit Plan relating to such Schedule B.

                  (xii) Neither the Borrower nor any Related Company has failed to make a required installment under Subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

                  (xiii) Neither the Borrower nor any Related Company is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year.

                  (xiv) Neither the Borrower, nor any Related Company, nor any other "party-in-interest" or "disqualified person" has engaged in a nonexempt "prohibited transaction," as such terms are defined in Section 4975 of the Internal Revenue Code and Section 406 of ERISA, in connection with any Plan or has taken or failed to take any action which would constitute or result in a Termination Event.

                  (xv) Neither the Borrower nor any Related Company has failed to comply with the health care continuation coverage requirements of Section 4980B of the Internal Revenue Code in respect of employees and former employees of the Borrower or such Related Company and their dependents and beneficiaries which alone or in the aggregate would subject the Borrower or such Related Company to any material liability.

                  (xvi) Neither the Borrower nor any Related Company has (A) failed to make a required contribution or payment to a Multiemployer Plan or (B) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. To the best knowledge of the Borrower after due inquiry, neither the Borrower nor any Related Company shall have any obligation to (x) make contributions to any Multiemployer Plan on or after the Effective Date, or
(y) pay withdrawal liability to any Multiemployer Plan in an amount in excess of a "de minimis amount" as such term is defined in Section 4209 of ERISA.

            (q) Absence of Defaults. Neither the Borrower nor any of its Subsidiaries is in default under its articles or certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived, (i) which constitutes a Default or an Event of Default, or (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound or which would require the Borrower or any of its Subsidiaries to make any payment under any thereof prior to the scheduled maturity date therefor, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability have been established on the books of the Borrower or such Subsidiary.

            (r) Accuracy and Completeness of Information.

                  (i) All written information, reports and other papers and data produced by or on behalf of the Borrower (including information, reports and other papers and data relating to the Seller) and furnished to the Collateral Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects. No fact is known to the Borrower which has had, or could reasonably be expected to have, a Materially Adverse Effect, which has not been set forth in the financial statements or disclosure delivered prior to the Agreement Date, in each case referred to in Section 7.1(n), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Lenders prior to the Agreement Date. No document prepared by or on behalf of the Borrower or written statement made by or on behalf of the Borrower to any Lender in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                  (ii) The Borrower has no reason to believe that any document furnished or written statement made to any Lender by any Person other than the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained any incorrect statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            (s) Solvency. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred, and the transactions contemplated by this Agree ment, the Senior Loan Agreement, the Acquisition Agreement and the Acquisition Documents, the Borrower is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and the Borrower is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

            (t) Receivables. The chief executive office of the Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on Schedule 7.1(t). The Borrower has not maintained its chief executive office or books and records relating to any Receivables at any other address at any time during the five years immediately preceding the Agreement Date, except as disclosed on Schedule 7.1(t) with respect to the Receivables of the Borrower and the Seller.

            (u) Inventory. All Inventory included in any Borrowing Base Certificate (as defined in the Senior Loan Agreement), is in merchantable condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the Borrower's business, except to the extent reserved against in the financial statements referred to in Section 7.1(n) or delivered pursuant to Article 11 or as disclosed to the Lenders pursuant to Section 9.12. All Inventory is located on the premises set forth on Schedule 7.1(u) or is Inventory in transit to one of such locations, (or Collateral Agent has otherwise perfected its second priority Lien therein, for the benefit of the Secured Creditors), except as otherwise disclosed in writing to the Lenders. Such Inventory has not, in the last year, been located at premises other than those set forth on Schedule 7.1(u).

            (v) Equipment. All Equipment is in good order and repair in all material respects and is located on the premises set forth on Schedule 7.1(v) and has been so located at all times during the last year.

            (w) Real Property. The Borrower owns no Real Estate and leases no Real Estate other than that described on Schedule 7.1(w) and other than Real Estate acquired or leased after the Effective Date for which the Borrower has complied with the requirements of Section 9.14.

            (x) Corporate and Fictitious Names. Except as otherwise disclosed on
Schedule 7.1(x), during the five-year period preceding the Agreement Date, neither the Borrower nor any predecessor thereof (including the Seller) has been known as or used any corporate or fictitious name other than the corporate name of the Borrower on the Effective Date.

            (y) Federal Reserve Regulations. Neither the Borrower nor any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors. If requested by any Lender, the Borrower will furnish to the Lenders a statement or statements in conformity with the requirements of said Regulation G, T, U or X to the foregoing effect.

            (z) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

            (aa) Employee Relations. Neither the Borrower nor any of its Subsidiaries as of the Effective Date, except as set forth on Schedule 7.1(aa), is party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower's or any of its Subsidiaries' employees, and the Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving the Borrower's or any of its Subsidiaries' employees that could reasonably be expected to have a Material Adverse Effect.

            (bb) Proprietary Rights. Schedule 7.1(bb) sets forth a correct and complete list, as of the Effective Date, of all of the Proprietary Rights. As of the Effective Date, none of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 7.1(bb) or as entered into in the sale or distribution of the Borrower's Inventory in the ordinary course of business. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights, in either case in a manner that will have a Material Adverse Effect. The Proprietary Rights described on Schedule 7.1(bb) constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's business.

            (cc) Trade Names. All trade names or styles under which the Borrower sells (or the Seller sold) Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, in each case as of or prior to the Effective Date are listed on Schedule 7.1(cc).

            (dd) Acquisition Agreement. The Borrower has heretofore furnished to the Lenders true, complete and correct copies of the Acquisition Agreement (including any schedules, exhibits and annexes thereto) and each Acquisition Document. The Acquisition Agreement has not been amended, supplemented or modified except as previously disclosed in writing to the Lenders and, together with the other Acquisition Documents, copies of which have been delivered to the Lenders, constitute the complete understanding between the Borrower and the Seller in respect of the acquisition of the Acquired Assets and the other matters and transactions covered thereby. To the Borrower's knowledge, the Acquisition Agreement and each of the other Acquisition Documents has been duly executed and delivered by the Seller and is a valid, legal and binding obligation of the Seller. The representations and warranties of the Borrower contained in the Acquisition Agreement and each of the other Acquisition Documents are (or will be) true and correct in all material respects on the Effective Date as if made on and as of such date, and the Lenders are entitled to rely on such representations and warranties with the same force and effect as though they were incorporated in this Agreement and made to the Lenders directly. On and as of the Effective Date, the Borrower knows of no reason to believe that the representations and warranties of, and information concerning, the Seller contained in the Acquisition Agreement and each of the other Acquisition Documents are not true and correct in all material respects.

            (ee) Consummation of Transactions. Upon the Effective Date, the transactions contemplated by the Acquisition Agreement and the other Acquisition Documents have been consummated in accordance with Applicable Laws and, except as previously disclosed in writing to the Lenders, in the manner provided therein in accordance with the terms thereof without any material waivers or amendments thereto, and each of the conditions to such consummation set forth in the Acquisition Agreement and the other Acquisition Documents shall have been fulfilled without any waiver of any thereof.

            (ff) Seller Subordinated Indebtedness. The Borrower has delivered to the Lenders a complete and correct copy of all documents evidencing or relating to the Seller Subordinated Indebtedness, and each of the representations and warranties given by the Borrower therein is true and correct in all material respects.

            (gg)  [Intentionally Deleted]

            SECTION 7.2 [Intentionally Deleted]

                                    ARTICLE 8

                                SECURITY INTEREST

            SECTION 8.1 Security Interest.

            (a) To secure the payment, observance and performance of the Secured Obligations, the Borrower hereby mortgages, pledges and assigns all of the Collateral to the Collateral Agent, for the benefit of the Secured Creditors, and grants to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in, and a continuing Lien upon, all of the Collateral.

            (b) As additional security for all of the Secured Obligations, the Borrower grants to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in, and assigns to the Collateral Agent, for the benefit of the Secured Creditors, all of the Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to the Borrower, or credited by or due from any participant of any Lender to the Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender The Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Collateral Agent, for the account of the Lenders, without any necessity on the Collateral Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Lenders should make demand for payment hereunder and without further notice to the Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Collateral Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Collateral Agent will promptly notify the Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof.

            SECTION 8.2  Continued Priority of Security Interest.

            (a) The Security Interest granted by the Borrower shall at all times be valid, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

            (b) The Borrower shall, at its sole cost and expense, take all action that may be reasonably necessary or desirable, or that the Collateral Agent or the Lender may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 8.2(a), or to enable the Collateral Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to: (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,
(ii) using all reasonable efforts to obtain landlords', mortgagees' and mechanics' releases, subordinations or waivers, (iii) delivering to the Collateral Agent, for the benefit of the Secured Creditors, endorsed or accompanied by such instruments of assignment as the Collateral Agent may specify, and stamping or marking, in such manner as the Collateral Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance reasonably satisfactory to the Collateral Agent and the Lenders relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Laws.

            (c) The Collateral Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrower for any purpose described in Section 8.2(b). The Collateral Agent will give the Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. No representation or warranty is made by the Borrower respecting the accuracy or adequacy of the foregoing. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

            (d) The Borrower shall mark its books and records as directed by the Collateral Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                                    ARTICLE 9

                              COLLATERAL COVENANTS

            Until the Secured Obligations have been paid in full:

            SECTION 9.1 [Intentionally Deleted]

            SECTION 9.2 Verification and Notification. The Lenders shall have the right (a) at any time and from time to time after the First Lien Senior Secured Facility has been paid in full, (i) in the name of the Lenders or in the name of the Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise, and (ii) to review, audit and make extracts from all records and files related to any of the Receivables; and (b) subject to the terms of the Intercreditor Agreement, if an Event of Default exists, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Collateral Agent, for the benefit of the Secured Creditors, and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Collateral Agent, for the account of the Lenders, and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done.

            SECTION 9.3 [Intentionally Deleted].

            SECTION 9.4 [Intentionally Deleted].

            SECTION 9.5 Delivery of Instruments. In the event any Receivable is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the Borrower will immediately thereafter deliver such instrument to the Collateral Agent, appropriately endorsed to the Collateral Agent, for the benefit of the Secured Creditors.

            SECTION 9.6 Sales of Inventory. All sales of Inventory will be made in material compliance with all requirements of Applicable Laws.

            SECTION 9.7 Ownership and Defense of Title.

            (a) Except for Permitted Liens, the Borrower or its Subsidiaries shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement (including, without limitation, such dispositions as permitted under Section 12.7(f) hereof). The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Collateral Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

            (b) The Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

            SECTION 9.8 Insurance.

            (a) The Borrower shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Senior Lenders (or, after the First Lien Senior Secured Facility and any Permitted Refinancing Indebtedness has been paid in full, the Lenders) shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Senior Lenders (or, after the First Lien Senior Secured Facility and any Permitted Refinancing Indebtedness has been paid in full, the Lenders) in the exercise of their reasonable judgment. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Lenders upon request. The Borrower will not use or permit the Inventory or Equipment to be used in material violation of Applicable Laws or in any manner which might render inapplicable any insurance coverage.

            (b) All insurance policies required under Section 9.8(a) shall name the Collateral Agent, for the benefit of the Senior Lenders and the Lenders (as their interests may appear), as an additional insured and shall contain loss payable clauses in the form submitted to the Borrower by the Collateral Agent, or otherwise in form and substance reasonably satis factory to the Senior Lenders (or, after the First Lien Senior Secured Facility and any Permitted Refinancing Indebtedness has been paid in full, the Lenders), naming the Collateral Agent, for the benefit of the Senior Lenders and the Lenders (as their interests may appear), as loss payee, as its interests may appear, and providing that (i) subject to the terms of the Intercreditor Agreement, all proceeds thereunder shall be payable to the Collateral Agent, for the benefit of the Senior Lenders and the Lenders (as their interests may appear), (ii) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and (iii) such policy and loss payable clauses may be canceled, amended or terminated only upon at least 30 days prior written notice given to the Collateral Agent.

            (c) Any proceeds of insurance referred to in this Section 9.8 which are paid to the Collateral Agent, and which are, pursuant to the Intercreditor Agreement, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations; provided, however, if (A) no Event of Default exists hereunder, and (B) the amount of insurance proceeds with respect to such loss is in an aggregate amount of less than $5,000,000, and (C) the damaged or destroyed property is of the type or nature that can be repaired or restored, and (D) the Borrower provides the Lenders with a certificate stating that the insurance proceeds will be used to repair or restore the damaged or destroyed property within a one-year period from the date of the loss, then such insurance proceeds shall be held by the Collateral Agent and disbursed to the Borrower for application to the costs and expenses of such repair or restoration pursuant to a disbursement procedure, and under such terms and conditions as shall be acceptable to Collateral Agent and the Required Lenders.

            SECTION 9.9 Location of Offices and Collateral.

            (a) The Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure without giving the Collateral Agent and the Lenders 30 days prior written notice thereof.

            (b) All Inventory, other than Inventory in transit to any such location or Inventory meeting the terms of clauses (a) and (f) of the definition of Eligible Inventory (as defined in the Senior Loan Agreement), will at all times be kept by the Borrower at the locations set forth in Schedule 7.1(u) (as updated from time to time), and shall not, without the prior written consent of the Collateral Agent, be removed therefrom except pursuant to sales of Inventory permitted under Section 9.7(a).

            (c) If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Security Interest (and shall promptly provide copies of any such notice to the Collateral Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Lenders, subject to the instructions of the Collateral Agent.

            SECTION 9.10 Records Relating to Collateral.

            (a) The Borrower will at all times (i) keep complete and accurate records of Inventory on a basis consistent with past practices of the Borrower so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost therefor and a current price list for such Inventory, and
(ii) keep complete and accurate records of all other Collateral.

            (b) The Borrower will prepare a physical listing of all Inventory, (other than documents evidencing and general intangibles relating to the inventory that comprises the Borrower's Inventory), wherever located, at least annually.

            SECTION 9.11 Inspection. The Collateral Agent and each Lender holding at least $5,000,000 in principal amount of Term Loans (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Borrower, at any time or times to (a) upon reasonable notice, if no Event of

Default exists, and without notice if an Event of Default does exist, visit the properties of the Borrower and its Subsidiaries, inspect the Collateral and the other assets of the Borrower and its Subsidiaries and inspect and make extracts from the books and records of the Borrower and its Subsidiaries, including but not limited to management letters prepared by independent accounts, all during customary business hours at such premises; (b) discuss the Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Collateral Agent or the Lenders hereunder or under any of the Loan Documents, with the Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Collateral Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of Borrower); and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral (other than Receivables) and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Borrower will deliver to the Collateral Agent, for the benefit of the Lenders, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrower.

            SECTION 9.12 Information and Reports.

            (a) [Intentionally Deleted]

            (b) [Intentionally Deleted]

            (c) [Intentionally Deleted]

            (d) [Intentionally Deleted]

            (e) [Intentionally Deleted]

            (f) Additional Information. The Borrower shall provide the Lenders with copies of all schedules and reports in respect of the Collateral delivered pursuant to the terms of the Senior Loan Agreement to the Senior Lenders or their agents, at the same time each is delivered to such parties. The Borrower will also furnish to the Collateral Agent and each Lender such other information with respect to the Collateral as the Collateral Agent or the Required Lenders may from time to time reasonably request.

            SECTION 9.13 Power of Attorney. The Borrower hereby appoints the Collateral Agent as its attorney, with power (a) during the existence of an Event of Default (i) to endorse the name of the Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Collateral Agent's or any Lender's possession, and (ii) to sign the name of the Borrower on any invoice or bill of lading relating to any Receivable, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Collateral Agent or any Lender by the Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, and (b) at any time, to sign the name of the Borrower on verifications of Receivables and notices to or from Account Debtors.

            SECTION 9.14  Additional Real Estate and Leases.

            (a) Promptly upon the Borrower's acquisition of any interest in any Real Estate, including the Borrower's entry into any Qualifying Lease, the Borrower shall deliver to the Collateral Agent, for the benefit of the Secured Creditors, an executed Mortgage in form and substance reasonably satisfactory to the Collateral Agent, conveying to the Collateral Agent, for the benefit of the Secured Creditors, a second priority Lien on such Real Estate interest, subject only to such prior Liens as the Lenders shall consent to in writing. If reasonably requested by the Lenders, the Borrower shall also deliver to the Collateral Agent, at the Borrower's expense, a mortgagee title insurance policy in favor of the Collateral Agent and the Secured Creditors insuring such Mortgage to create and convey such Lien, subject only to such exceptions consented to by the Lenders, and shall deliver to the Collateral Agent the other items set forth in Sections 6.1(e)(xiii) and (xv) with respect to such Real Estate, together with such environmental audits of such Real Estate as the Lenders reasonably request, all in form and substance satisfactory to the Lenders.

            (b) Promptly upon the Borrower's entry into any other lease of Real Estate (other than a Qualifying Lease), the Borrower shall use all reasonable efforts to deliver to the Collateral Agent an executed landlord's waiver and consent with respect to such lease in form and substance satisfactory to the Lenders.

            SECTION 9.15 Assignment of Claims Act. Upon the request of the Collateral Agent or the Lenders, the Borrower shall execute any documents or instruments and shall take such steps or actions reasonably required by the Collateral Agent or the Lenders so that all monies due or to become due under any contract with the United States of America, the District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Collateral Agent, for the benefit of the Secured Creditors, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due to or to become due.

            SECTION 9.16 Covenant to Guarantee Obligations and Give Security. Upon the formation or acquisition of any new direct or indirect Subsidiaries by the Borrower, then the Borrower shall, within 10 days after such formulation or acquisition, at its expense:

            (a) cause each such U.S. Subsidiary to duly execute and deliver to the Collateral Agent a Guaranty, in form and substance satisfactory to the Lenders, guaranteeing the payment in full of the Secured Obligations and the performance of all of the Borrower's obligations under the Loan Documents (each a "Subsidiary Guaranty"),

            (b) cause each such U.S. Subsidiary to duly execute and deliver to the Collateral Agent mortgages, pledges, assignments and other security agreements, as specified by and in form and substance consistent with this Agreement and otherwise reasonably satisfactory to the Lenders, securing such Subsidiary's obligations under its Subsidiary Guaranty and constituting first priority Liens on all of such Subsidiary's assets (real and personal, including Qualifying Leases), subject only to Permitted Liens,

            (c) duly execute and deliver to the Collateral Agent a stock pledge agreement and blank stock power, as specified by and in form and substance satisfactory to the Lenders, securing the Secured Obligations and constituting a first priority Lien on, in the case of U.S. Subsidiaries, all of each such U.S. Subsidiary's capital stock, and in the case of foreign Subsidiaries, 65% of each such foreign Subsidiary's capital stock, subject only to Permitted Liens,

            (d) take, and cause such Subsidiary to take, such action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, and the delivery of original stock certificates) as may be reasonably necessary or advisable in the opinion of the Lenders to vest in the Collateral Agent, for the benefit of the Secured Creditors, valid and subsisting perfected Liens on the properties purported to be subject to the mortgages, pledges, assignments and security agreements delivered pursuant to this Section 9.16, enforceable against all third parties in accordance with their terms, subject only to Permitted Liens,

            (e) to the extent the same are requested by the Senior Lenders, deliver to the Collateral Agent, upon the request of the Lenders in their sole discretion, a signed copy of a favorable opinion of counsel for the Borrower and such Subsidiary, addressed to the Collateral Agent and the other Secured Creditors, acceptable to the Lenders as to the matters contained in clauses (a),
(b), (c) and (d) above, as to such guaranties, mortgages, pledges, assignments and security agreements being legal, valid and binding obligations of each party thereto enforceable in accordance with their terms, and as to such other matters as the Lenders may reasonably request, and

            (f) to the extent the same are requested by the Senior Lenders, deliver to the Collateral Agent, upon the request of the Lenders in their sole discretion, with respect to each parcel of real property owned or held by such Subsidiary, all items set forth in Sections 6.1(e)(xiii) and (xv) with respect to such real property, together with such environmental audits of such real property as the Lenders reasonably request, all in form and substance reasonably satisfactory to the Lenders.

                                   ARTICLE 10

                              AFFIRMATIVE COVENANTS

            Until all the Secured Obligations have been paid in full, the Borrower will, and will cause each of its Subsidiaries to:

            SECTION 10.1 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, and its material rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

            SECTION 10.2 Compliance with Applicable Laws. Comply with all Applicable Laws relating to the Borrower or such Subsidiary except respecting matters that could not reasonably be expected to have a Material Adverse Effect, except to the extent being contested in good faith by appropriate proceedings and for which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established.

            SECTION 10.3 Maintenance of Property. In addition to, and not in derogation of, the requirements of Section 9.7 and of the Security Documents,
(a) protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly conducted at all times.

            SECTION 10.4 Conduct of Business. At all times carry on its business in an efficient manner and engage in the business described on Schedule 7.1(f) and businesses related thereto.

            SECTION 10.5 Insurance. Maintain, in addition to the coverage required by Section 9.8 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Laws, and from time to time deliver to the Lenders upon their request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

            SECTION 10.6 Payment of Taxes and Claims. Pay or discharge when due
(a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Liens for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any of its properties; except that this Section 10.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established.

            SECTION 10.7 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

            SECTION 10.8 Use of Proceeds.

            (a) Use the proceeds of the Term Loan to pay amounts indicated on
Schedule 10.8 to the Persons indicated thereon.

            (b) Not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation G or U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

            SECTION 10.9 Hazardous Waste and Substances; Environmental Requirements.

            (a) In addition to, and not in derogation of, the requirements of
Section 10.2 and of the Security Documents, comply in all material respects with all applicable Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established and would be required by GAAP), promptly notify the Collateral Agent and the Lenders of its receipt of any notice of a material violation of any such Environmental Laws or other such Applicable Laws and indemnify and hold the Collateral Agent and the Lenders harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Collateral Agent or any Lender on account of the Borrower's failure to perform its obligations under this Section 10.9.

            (b) Whenever the Borrower gives notice to the Collateral Agent and the Lenders pursuant to this Section 10.9 with respect to a matter that reasonably could be expected to result in liability to the Borrower or such Subsidiary in excess of $500,000 in the aggregate, the Borrower shall, at the Collateral Agent's or the Lenders' request and the Borrower's expense (i) cause an independent environmental engineer acceptable to the Collateral Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Collateral Agent and the Lenders a report setting forth the results of such assessment, a proposed plan to bring the Borrower or such Subsidiary into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to the Collateral Agent and the Lenders a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.

            SECTION 10.10 [Intentionally Deleted]

            SECTION 10.11 [Intentionally Deleted]

                                   ARTICLE 11

                                   INFORMATION

            Until the Secured Obligations have been paid in full, the Borrower will furnish to each Lender at the offices then designated for such notices pursuant to Section 16.1:

            SECTION 11.1 Financial Statements.

            (a) Opening Balance Sheet. As soon as available, but in any event within 90 days after the Effective Date, a copy of the Final Audit and the Statement (as such terms are defined in the Acquisition Agreement) required to be delivered pursuant to Sections 3.2(a) and (b) of the Acquisition Agreement, and, as soon as available, any final determination of Closing Net Worth delivered by the Accounting Firm (as such terms are defined in the Acquisition Agreement) pursuant to Section 3.2(b) of the Acquisition Agreement;

            (b) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, copies of the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related statements of operations, cash flow and shareholders' equity for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year of the Borrower, reported on without qualification as to the scope of the audit or the status of the Borrower and its Consolidated Subsidiaries as a "going concern", by independent certified public accountants of nationally recognized standing;

            (c) Monthly Financial Statements. As soon as available after the end of each month, but in any event within 45 days after the end of each month, copies of the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of operations, cash flow and shareholders' equity for the Borrower and its Consolidated Subsidiaries for such month and for the portion of the fiscal year through such month, certified by a Financial Officer as presenting fairly the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries; and

            (d) Annual Budget. As soon as available, but in any event at least 30 days prior to the beginning of each fiscal year, an operating budget for the Borrower and its Consolidated Subsidiaries for such fiscal year, in the form customarily prepared by management of the Borrower consistent with past practice, together with a statement of the assumptions upon which such budget was prepared.

All such financial statements delivered pursuant to clauses (b) and (c) shall present fairly in all material respects the financial position of the Borrower and its Consolidated Subsidiaries as of such dates and results of operations for such period and shall be prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein.

            SECTION 11.2 Accountants' Certificate. Together with the financial statements referred to in Section 11.1(b), the Borrower shall deliver a certificate of such accountants addressed to the Lenders having attached the calculations, prepared by the Borrower and reviewed by such accountants, required to establish whether or not the Borrower is in compliance with the covenants contained in Section 12.1 as at the date of such financial statements.

            SECTION 11.3 Officer's Certificate. At the time that the Borrower furnishes the financial statements pursuant to Section 11.1(c) for any month that is the last month of a fiscal quarter of the Borrower, the Borrower shall also furnish a certificate of its President or a Financial Officer, substantially in the form attached to the Senior Loan Agreement as Exhibit F,

            (a) setting forth as at the end of such fiscal quarter or fiscal year, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the requirements of Sections 12.1, 12.2, 12.5, 12.6, 12.10, 12.11 and 12.14, as at the end of each respective period,

            (b) stating that the information on the schedules to this Agreement are complete and accurate as of the date of such certificate or, if such is not the case, attaching to such certificate updated schedules, and

            (c) stating that, based on a reasonably diligent examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

            SECTION 11.4 Copies of Other Reports.

            (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants, including, without limitation, any management letters and management reports.

            (b) As soon as practicable, but in any event within 15 days of their becoming available, copies of all financial statements and reports that the Borrower shall send to its shareholders generally and of all registration statements and all regular or periodic reports which the Borrower shall file with the Securities and Exchange Commission or any successor commission.

            (c) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries as any Lender may reasonably request and that the Borrower has or without unreasonable expense can obtain; provided, however, that the Lenders shall, to the extent reasonably practicable, coordinate examinations of the Borrower's records by their respective internal auditors. The rights of the Lenders under this Section 11.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

            (d) If requested by any Lender, the Borrower will furnish to the Lenders statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation G and U, respectively, of the Board of Governors of the Federal Reserve System.

            SECTION 11.5 Notice of Litigation and Other. Prompt notice of:

            (a) the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties, assets or businesses, which might, singly or in the aggregate, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect,

            (b) any amendment of the articles of incorporation or by-laws of the Borrower or any of its Subsidiaries,

            (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries which has had or is reasonably likely to have, singly or in the aggregate, a Materially Adverse Effect, and any change in the executive officers of the Borrower, and

            (d) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound.

            SECTION 11.6 ERISA. As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

            (a) any Termination Event with respect to a Plan has occurred or will occur, or

            (b) any Plan has a funded current liability percentage, as defined in Section 302(d)(8) of ERISA, less than 90% or the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans is equal to an amount in excess of $500,000, or

            (c) the Borrower or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of the Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or a Financial Officer of the Borrower setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

            SECTION 11.7 Accuracy of Information. All written information, reports, statements and other papers and data furnished to any Lender by or on behalf of the Borrower, whether pursuant to this Article 11 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lenders materially true and accurate knowledge of the subject matter.

            SECTION 11.8 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrower shall deliver to the Lenders as part of the officer's certificate required pursuant to
Section 11.3(b) such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

            SECTION 11.9 Seller Subordinated Indebtedness Certificate. Not less than five Business Days prior to any payment of any principal of, or interest or other amounts on, the Seller Subordinated Indebtedness, and as a condition precedent to making such payment, the Borrower shall furnish to the Lenders a certificate of the Financial Officer stating: (a) that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment, both with and without giving effect to the making of such payment, and (b) the amount of principal and interest to be paid.

                                   ARTICLE 12

                               NEGATIVE COVENANTS

            Until the Secured Obligations have been paid in full, the Borrower will not directly or indirectly and, in the case of Sections 12.2 through 12.18, will not permit its Subsidiaries to:

            SECTION 12.1 Financial Ratios.

            (a) Minimum Tangible Net Worth. Permit Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, as of any fiscal quarter end, to be less than $15,000,000 plus 75% of Consolidated Net Income (without deduction for any net loss) on a cumulative basis from the first day of fiscal year 1999 to and including such fiscal quarter end.

            (b) Minimum Cash Flow. Permit Consolidated Operating Cash Flow, measured as of the end of the second fiscal quarter of fiscal year 1999 on a fiscal year to date basis, to be less than $7,500,000.

            (c) Minimum Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, calculated on a rolling four-quarter basis (except for the calculation as of the end of the third fiscal quarter of fiscal year 1999, which shall be on a fiscal year to date basis), to be less than 1.0 to 1 as of the end of the third fiscal quarter of fiscal year 1999, and as of the end of any fiscal quarter thereafter.

            (d) Maximum Funded Indebtedness to Cash Flow Ratio. Permit the ratio of (i) Consolidated Funded Indebtedness as of any fiscal quarter end to (ii) Consolidated Operating Cash Flow to be greater than: 5.75 to 1.0 as of the end of the second fiscal quarter of fiscal year 1999; 5.00 to 1.0 as of the end of the third fiscal quarter of fiscal year 1999; 4.0 to 1.0 as of fiscal year end 1999 or the end of any of the first three fiscal quarters of fiscal year 2000;
3.75 to 1.0 as of fiscal year end 2000 or the end of any of the first three fiscal quarters of fiscal year 2001; 3.50 to 1.0 as of fiscal year end 2001 or the end of any of the first three fiscal quarters of fiscal year 2002; or 3.25 to 1.0 as of fiscal year end 2002 or the end of any fiscal quarter thereafter. Consolidated Operating Cash Flow shall be calculated on an annualized fiscal year to date basis in the case of the calculation of this covenant as of the end of the second and third fiscal quarters of fiscal year 1999, and on a rolling four-quarter basis for all calculations thereafter. Consolidated Operating Cash Flow, for the purpose of this covenant, will include, or exclude, as applicable, the effect of acquisitions and divestitures on a proforma basis as if such acquisitions or divestitures occurred on the first day of such applicable period.

            SECTION 12.2 Indebtedness for Money Borrowed. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding, any Indebtedness for Money Borrowed, except that this Section 12.2 shall not apply to:

            (a) Indebtedness represented by the Loans, the Notes and the other Loan Documents,

            (b) Indebtedness incurred under the First Lien Senior Secured Facility in an aggregate principal amount not to exceed $95,000,000 and any Permitted Refinancing Indebtedness,

            (c) Indebtedness of a Subsidiary of the Borrower owing to the Borrower or a wholly-owned Subsidiary Guarantor,

            (d) Indebtedness for Money Borrowed reflected on Schedule 7.1(j) excluding any such Indebtedness that is to be paid in full on the Effective Date (the "Surviving Indebtedness"), and any Indebtedness extending the maturity of, or refinancing, in whole or in part, any Surviving Indebtedness, provided that the principal amount of such Surviving Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension or refinancing,

            (e) Permitted Purchase Money Indebtedness,

            (f) Indebtedness of any Subsidiary existing at the time such Subsidiary becomes a Subsidiary, provided that the incurrence of such Indebtedness was not in anticipation of the acquisition of such Subsidiary and no Default or Event of Default shall result therefrom, and

            (g) Other unsecured Indebtedness provided no Default or Event of Default would result therefrom under any other section of this Agreement.

            SECTION 12.3 Guarantees. Become or remain liable with respect to any Guaranty of any obligation of any other Person, other than Permitted Guarantees.

            SECTION 12.4 Investments. Acquire, after the Agreement Date, any Business Unit or Investment, provided, that if no Default or Event of Default exists or would result therefrom, the Borrower may make Permitted Investments.

            SECTION 12.5 Capital Expenditures. Make or incur any Capital Expenditures in the aggregate (for the Borrower and its Subsidiaries) in excess of the amount set forth below for the fiscal year set forth opposite such amount:

                Fiscal Year                      Amount
                -----------                      ------
                  1999                         $13,000,000
                  2000                         $ 9,500,000
                  2001                         $ 8,000,000
                  2002                         $ 8,000,000
                  2003                         $ 8,000,000

Notwithstanding the foregoing, up to 50% of the unused portion of the limit set forth above with respect to any fiscal year may be carried forward and utilized in the immediately succeeding fiscal year.

            SECTION 12.6 Restricted Payments, Etc. Declare, make or become obligated to make any Restricted Dividend Payment, Restricted Payment or Restricted Purchase; provided, that (a) the Borrower's Subsidiaries may make dividends, distributions and other payments to the Borrower, (b) if no Default or Event of Default exists or would result therefrom, the Borrower may make Restricted Dividend Payments, Restricted Payments and Restricted Purchases during any fiscal year in an aggregate amount not to exceed 50% of Excess Cash Flow for the previous fiscal year, and (c) in any fiscal year, up to $250,000 of capital stock or options owned by Borrower's terminated employees may be repurchased by the Borrower.

            SECTION 12.7 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person, or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets (including stock of any Subsidiary) to any Person, other than:

            (a) sales of inventory in the ordinary course of business;

            (b) the merger or consolidation of any Subsidiary with or into the Borrower or any Subsidiary Guarantor that is wholly-owned by the Borrower;

            (c) the sale, lease or other disposal of all or a substantial part of its assets by a Subsidiary to the Borrower or any Subsidiary Guarantor that is wholly-owned by the Borrower;

            (d) the sale of Borrower's narrow fabrics business, the disposition of plant and equipment held for disposal as of the Agreement Date, and the disposition of the Borrower's hosiery plant located in Robbins, North Carolina, provided the Net Proceeds of any such sale or disposition are applied as set forth in Section 5.9 of the Senior Loan Agreement, or, if the Senior Loans have been paid in full, applied to the Term Loans to the extent that it would have been required to be applied to reduce the First Lien Senior Secured Facility;

            (e) the disposition of fixed assets the proceeds of which the Borrower reasonably expects to reinvest within six months in productive assets of a kind then used or useable in the business of the Borrower and that are not subject to any Lien other than Permitted Liens or Liens in favor of the Collateral Agent, for the benefit of the Secured Creditors, provided the Net Proceeds of any such disposition are applied as set forth in Section 5.9 of the Senior Loan Agreement, or, if the Senior Loans have been paid in full, applied to the Term Loans to the extent that it would have been required to be applied to reduce the First Lien Senior Secured Facility; and

            (f) the disposition of other fixed assets in an aggregate amount not to exceed $1,000,000 in any fiscal year, provided the Net Proceeds of any such disposition are applied as set forth in Section 5.9 of the Senior Loan Agreement, or, if the Senior Loans have been paid in full, applied to the Term Loans to the extent that it would have been required to be applied to reduce the First Lien Senior Secured Facility.

            Upon the sale or other disposition of assets of the Borrower or any Subsidiary as permitted in this Agreement, Collateral Agent shall execute and deliver to Borrower any mortgage release, UCC termination statement, or other instrument or document reasonably requested by Borrower for the release of the Collateral Agent's lien on such assets upon the actual sale or other disposition of such assets.

            SECTION 12.8 Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to it than would be the case if such transaction had been effected with a Person not an Affiliate.

            SECTION 12.9 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than Permitted Liens.

            SECTION 12.10 Capitalized Lease Obligations. Incur or permit to exist any Capitalized Lease Obligation if such Capitalized Lease Obligation, when added to existing Capitalized Lease Obligations and Permitted Purchase Money Indebtedness, would exceed $10,000,000 in the aggregate.

            SECTION 12.11 Operating Lease Obligations. Enter into any Operating Lease if the aggregate annual rental payable under all Operating Leases of the Borrower and its Subsidiaries would exceed $15,000,000 in the aggregate.

            SECTION 12.12 Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and any other condition, event or transaction with respect to any Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty.

            SECTION 12.13 Amendments of Other Agreements. Amend in any way (a) the subordination provisions applicable to the Seller Subordinated Indebtedness,
(b) the interest rate (or formula pursuant to which such interest rate is determined) or principal amount or schedule of payments of principal and interest with respect to the Seller Subordinated Indebtedness other than to reduce the interest rate or extend the schedule of payments with respect thereto, (c) the interest rate (or formula pursuant to which such interest rate is determined) or principal amount or schedule of payments (including mandatory prepayments) of principal and interest with respect to the First Lien Senior Secured Facility other than to reduce the interest rate or extend the schedule of payments with respect thereto, (d) the aggregate revolving loan commitment amounts or term loan principal balance outstanding under the First Lien Senior Secured Facility, other than to reduce the same, (e) the definition of "Excess Cash Flow" under the Senior Loan Agreement, or the percentages set forth in the "Excess Cash Flow" recapture


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

covenant in the Senior Loan Agreement, so as to increase the amount of the First Lien Senior Secured Facility loans required to be prepaid therefrom, (f) the advance rates as set forth in the Senior Loan Agreement, so as to increase the amount of revolving loan availability under the Senior Loan Agreement.

            SECTION 12.14 [Intentionally Deleted]

            SECTION 12.15 Fiscal Year. Change the end of its fiscal year from the Saturday nearest January 31 of each year.

            SECTION 12.16 Limitation on Issuance of Capital Stock. Permit any Subsidiary to issue any stock of such Subsidiary (except for the purpose of qualifying directors and except for issuances of stock by foreign Subsidiaries to other foreign Subsidiaries that are wholly-owned (other than directors' qualifying shares), directly or indirectly, by the Borrower), except to the Borrower or a wholly-owned Subsidiary Guarantor or to satisfy the rights of minority shareholders to receive issuances of stock which are non-dilutive to the Borrower and/or any Subsidiary.

            SECTION 12.17 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries, or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) Applicable Laws, (ii) this Agreement and the other Loan Documents,
(iii) the Senior Loan Agreement and any Permitted Refinancing Indebtedness; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, and (v) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business.

                                   ARTICLE 13

                                     DEFAULT

            SECTION 13.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

            (a) Default in Principal Payment. The Borrower shall default in any payment of principal of or premium on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).


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

            (b) Other Payment Default. The Borrower shall default in the payment, as and when due, of interest on, or any other Secured Obligation, and such default shall continue for a period of five days.

            (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

            (d) Default in Performance. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement to be performed by the Borrower, contained in this Agreement (other than as specifically provided for otherwise in this Section 13.1) and such default shall continue for a period of 30 days after the earlier of the date on which an officer of the Borrower becomes aware of such default and written notice thereof has been given to the Borrower by the Lenders.

            (e) Indebtedness Cross-Default.

                  (i) The Borrower or any Subsidiary of the Borrower shall fail to pay when due and payable the principal of or interest on any Indebtedness for Money Borrowed (other than the Loans) in an amount in excess of $1,000,000, or

                  (ii) the maturity of any such Indebtedness for Money Borrowed shall have been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or

                  (iii) any default shall have occurred and be continuing which would permit any holder or holders of such Indebtedness for Money Borrowed, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and the Borrower shall have failed to cure such default prior to the expiration of any applicable cure or grace period, or

                  (iv) The Borrower and any Subsidiary of the Borrower shall have, in the aggregate, more than $1,000,000 of accounts payable that are past due by more than 60 days and that are not being disputed in good faith by the Borrower or the applicable Subsidiary.

            (f) Other Cross-Defaults. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Indebtedness for Money Borrowed) if the existence of any such defaults, singly or in the aggregate, could in the reasonable judgment of the Lenders have a Materially Adverse Effect; provided, however, that for the purposes of this provision where such a default could result only in a monetary loss, a Material Adverse Effect shall not be deemed to have occurred unless the aggregate of such losses would exceed $1,000,000.


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

            (g) Voluntary Bankruptcy Proceeding. The Borrower or any of its Subsidiaries shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action authorizing any of the foregoing.

            (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any of its Subsidiaries or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any of its Subsidiaries, and such case, proceeding or appointment shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower or any of its Subsidiaries (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

            (i) Failure of Agreements. The Borrower shall challenge the validity and binding effect of any provision of any Loan Document after delivery thereof hereunder or shall state its intention to make such a challenge in writing, or any Loan Document, after delivery thereof hereunder, shall for any reason (except to the extent permitted by the terms thereof) cease to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

            (j) Judgment. One or more judgments or orders for the payment of money in an amount that exceeds $500,000 individually or in the aggregate shall be entered against the Borrower or any of its Subsidiaries by any court and such judgments or orders shall continue undischarged or unstayed for 30 days.

            (k) Attachment. One or more warrants or writs of attachment or execution or similar process which exceeds $500,000 individually or in the aggregate in value shall be issued against any property of the Borrower or any of its Subsidiaries and such warrants or process shall continue undischarged or unstayed for 30 days.

            (l) Loan Documents. Any event of default under any Loan Document shall occur or the Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by the Borrower under, any Loan Document; provided, however that no event of default under any Loan Document shall be deemed to have occurred until any notice required under such Loan Document has been given and any grace period granted under such Loan Document has expired.

            (m) ERISA.

                  (i) Any Termination Event with respect to a Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of the Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Plan, results in an Unfunded Vested Accrued Benefit in excess of $0.00, or

                  (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Internal Revenue Code and ERISA, or

                  (iii) the Borrower or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's or any such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

            (n) Change in Control. At any time after the Agreement Date, (i) a Person or "group" of Persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder), shall acquire, beneficially or of record, 50% or more of the outstanding voting stock (stock entitled to vote for election of directors excluding rights subject to a contingency) of the Borrower or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the Board of Directors of the Borrower or whose nomination for election by the shareholders of the Borrower, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower, as the case may be, then in office.

            (o) Change in Management. For any reason the Borrower's chief executive officer is no longer actively involved in such role, unless a replacement reasonably satisfactory to the Required Lenders is appointed within 120 days.

            (p) [Intentionally Deleted]


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

            SECTION 13.2 Remedies.

            (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 13.1(g) or (h), the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Collateral Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding.

            (b) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, the Required Lenders may, in their sole and absolute discretion, declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Collateral Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding. In addition, if any Event of Default, shall have occurred, and during the continuance of any such Event of Default, the Collateral Agent shall, at the direction of the Required Lenders:

                  (i) [Intentionally Deleted]

                  (ii) [Intentionally Deleted]

                  (iii) notify, or request the Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Collateral Agent for the benefit of the Lenders, or any agent or designee of the Collateral Agent, at such address as may be specified by the Collateral Agent and if, notwith standing the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the Collateral Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, the Borrower, and shall deliver the same to the Collateral Agent or any such agent or designee of the Collateral Agent immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements;

                  (iv) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Collateral Agent considers advisable and in all such cases only the net amounts received by the Collateral Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                  (v) enter upon any premises in which Inventory or Equipment may be located and, without resistance or interference by the Borrower, take physical possession of


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

any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Collateral Agent shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Collateral Agent shall act reasonably and in good faith;

                  (vi) require the Borrower to and the Borrower shall, without charge to the Collateral Agent or any Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Collateral Agent or any agent or representative of the Collateral Agent at such place or places as the Collateral Agent may designate and as are reasonably convenient to both the Collateral Agent and the Borrower;

                  (vii) at the expense of the Borrower, cause any of the Inventory and Equipment to be placed in a public or field warehouse, and the Collateral Agent shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Collateral Agent shall act reasonably and in good faith;

                  (viii) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrower's premises and, without breach of the peace, until the Collateral Agent, on behalf of the Secured Creditors, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's Equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Collateral Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Borrower under all licenses, sublicenses and franchise agreements shall inure to the Collateral Agent for the benefit of the Lenders (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                  (ix) exercise any and all of its rights under any and all of the Security Documents;

                  (x) apply any Collateral consisting of cash to the payment of the Secured Obligations as set forth herein or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                  (xi) establish or cause to be established one or more lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrower shall cause to be forwarded to the Collateral Agent, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such lockboxes, together with collection reports in form and substance satisfactory to the Collateral Agent; and


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                  (xii) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Collateral Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            SECTION 13.3 Application of Proceeds. Subject to the terms of the Intercreditor Agreement, all proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

            (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees of counsel to Collateral Agent and counsel to the Lenders,

            (b) Second: to the payment of the Secured Obligations (with the Borrower remaining liable for any deficiency) as set forth in Section 5.8(f),

            (c) Third: the balance (if any) of such proceeds shall be paid to the Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

The Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

            SECTION 13.4 Power of Attorney. In addition to the authorizations granted to the Collateral Agent under Section 9.13 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Collateral Agent (and all Persons designated by the Collateral Agent from time to time) as the Borrower's true and lawful attorney, and agent in fact, and the Collateral Agent, or any agent of the Collateral Agent, may, without notice to the Borrower, and at such time or times as the Collateral Agent or any such agent in its sole discretion may determine, in the name of the Borrower, the Collateral Agent or the Lenders, (i) demand payment of the Receivables, (ii) enforce payment of the Receivables by legal proceedings or otherwise, (iii) exercise all of the Borrower's rights and remedies with


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

respect to the collection of Receivables, (iv) settle, adjust, compromise, extend or renew any or all of the Receivables, (v) settle adjust or compromise any legal proceedings brought to collect the Receivables, (vi) discharge and release the Receivables, or any of them, (vii) prepare, file and sign the name of the Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor, (viii) prepare, file and sign the name of the Bor rower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral, (ix) endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral, (x) use the stationery of the Borrower and sign the name of the Borrower to verifications of the Receivables and on any notice to the Account Debtors, (xi) open the Borrower's mail, (xii) notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Collateral Agent, and (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which the Borrower has access.

            SECTION 13.5 Miscellaneous Provisions.

            (a) Rights Cumulative. The rights and remedies of the Collateral Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Collateral Agent and the Lenders may be selective and no failure or delay by the Collateral Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

            (b) Waiver of Marshaling. The Borrower hereby waives any right to require any marshaling of assets and any similar right.

            (c) Limitation of Liability. Nothing contained in this Article 13 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Collateral Agent, any Lender or any agent or designee of the Collateral Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Collateral Agent, the Lenders and their agents or designees shall have no liability to the Borrower for actions taken pursuant to this Article 13, any other provision of this Agreement or any of the Loan Documents so long as the Collateral Agent or such Lender shall act reasonably and in good faith.

            (d) Appointment of Receiver. In any action under this Article 13, the Collateral Agent shall be entitled during the continuance of an Event of Default to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or


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

any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

                                   ARTICLE 14

                                   ASSIGNMENTS

            SECTION 14.1 Successors and Assigns; Participations.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Collateral Agent, all future holders of the Notes, and their respective permitted successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Each Lender may, with the consent of the Borrower (whose consent shall not be unreasonably withheld or delayed, and whose consent shall not be required if an Event of Default exists), assign to one or more Eligible Assignees all or a portion of its rights, obligations, interests, or rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Loan of the assigning Lender that is subject to each such assignment shall in no event be less than $5,000,000, unless (a) such assigning Lender holds less than $5,000,000 and is assigning all of its Loan, or (b) such assignment is to another Lender, or (c) there is an Event of Default under this Agreement, (iii) in the case of a partial assignment, the amount of the Term Loans that is retained by the assigning Lender shall in no event be less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver an Assignment and Acceptance, (v) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, and shall be made in compliance with all applicable securities laws, and (vi) the representation contained in Section 14.2 hereof shall be true with respect to any such proposed assignee. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

            (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value


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

of this Agreement or any other instrument or document furnished pursuant hereto;
(ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to
Section 11.1 and such other documents and information (including a copy of the Intercreditor Agreement) as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Collateral Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) [Intentionally Deleted]

            (e) Within five Business Days after receipt of notice, the Borrower shall execute and deliver to the assigning Lender and Eligible Assignee Lender in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Loans assigned to such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Loan retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

            (f) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the rights of set-off contained in this Agreement, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is


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

payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note).

            (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

            (h) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 14.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender (which in the case of an agreement with only such Lender, the Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender and shall use such information solely for the purpose of effecting the proposed assignment or participation and shall make no other use thereof.

            SECTION 14.2 Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; provided, however, that subject to Section 14.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

                                   ARTICLE 15

                                COLLATERAL AGENT

            SECTION 15.1 Appointment of Collateral Agent. Each of the Lenders hereby irrevocably designates and appoints NationsBank, N.A. as the Collateral Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Collateral Agent, as the Collateral Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Collateral Agent. Each of the Lenders expressly acknowledges that the Collateral Agent is acting as agent solely with respect to the Collateral and that the Collateral Agent is not acting as agent in any other capacity.


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

            SECTION 15.2 Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            SECTION 15.3 Exculpatory Provisions. Neither the Collateral Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

            SECTION 15.4 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 14.1. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

            SECTION 15.5 Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Collateral Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            SECTION 15.6 Non-Reliance on Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Lender. Each Lender represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. The Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            SECTION 15.7 Indemnification. The Lenders agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Proportionate Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to Section 14.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to Section 14.1, at a time before such assignment. The agreements in this subsection shall survive the payment of the


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

Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

            SECTION 15.8 Collateral Agent in Its Individual Capacity. The Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as if the Collateral Agent were not the Collateral Agent hereunder.

            SECTION 15.9 Successor Collateral Agent. The Collateral Agent may resign as Collateral Agent upon five Business Days notice to the Lenders and the Borrower; provided, however, that (a) if any obligations remain outstanding under the First Lien Senior Secured Facility, the Collateral Agent may only resign hereunder if the Collateral Agent, in its capacity as agent under the Senior Loan Agreement, is resigning under the Senior Loan Agreement, and (b) such resignation shall not take effect until a successor agent has been appointed. If the Collateral Agent shall resign as collateral agent under this Agreement and in its capacity as agent under the Senior Loan Agreement, the Lenders agree that they shall appoint as successor collateral agent the successor agent appointed by the Senior Lenders under the Senior Loan Agreement, provided such successor is reasonably acceptable to the Lenders. If the Collateral Agent shall resign as Collateral Agent under this Agreement after the payment in full of all obligations under the First Lien Senior Secured Facility, then the Required Lenders shall appoint from among the Lenders a successor collateral agent for the Lenders which successor collateral agent, if it is other than Foothill Capital Corporation, shall be approved by the Borrower (which approval shall not be unreasonably withheld or delayed). Any successor collateral agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall mean such successor collateral agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holders of the Notes. If the Required Lenders have failed to appoint, or the Borrower has failed to approve, a successor collateral agent within 30 days after the resignation notice given by the Collateral Agent as provided above, then the Collateral Agent shall be entitled to appoint a successor collateral agent from among the Lenders, and no such approval of Borrower shall be required. The Collateral Agent and the Borrower agree to enter into all instruments and agreements, execute any documents, and take any other action reasonably required or requested by such successor collateral agent to effect the transfer of all Liens in favor of the Collateral Agent to the successor collateral agent, in all such cases at the sole cost and expense of the Borrower. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of
Article 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

            SECTION 15.10 [Intentionally Deleted]

            SECTION 15.11 [Intentionally Deleted]


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

            SECTION 15.12 Intercreditor Agreement. Each Lender expressly acknowledges that it has received a copy of the Intercreditor Agreement and that the Intercreditor Agreement contains, among other provisions, provisions relating to the subordination of the Lenders' security interest in the Collateral, and allowing the Senior Lenders to direct the Collateral Agent as to certain actions with respect to the Collateral.

                                   ARTICLE 16

                                  MISCELLANEOUS

            SECTION 16.1 Notices.

            (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal.

            (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing

      If to the Borrower:           Ithaca Industries, Inc.
                                    Hwy. 268 West, P.O. Box 620
                                    Wilkesboro, NC  28697
                                    Attn.: Chief Financial Officer
                                    Facsimile No.: 336-667-2979

      If to the Collateral Agent:   NationsBank, N.A.
                                    Business Credit Division
                                    600 Peachtree Street
                                    13 Plaza
                                    Atlanta, Georgia  30308
                                    Attn.:  John Bohan
                                    Facsimile No.: 404-607-6437

      If to a Lender:               At the address of such Lender set forth on
                                    the signature page hereof.

            (c) [Intentionally Deleted]

            SECTION 16.2 Expenses. The Borrower agrees to pay or reimburse on demand all out-of-pocket costs and expenses reasonably incurred by the Collateral Agent, including,


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

without limitation, the reasonable fees and disbursements of outside counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation (i) the administration and interpretation of this Agreement and the other Loan Documents; (ii) the costs and expenses of appraisals of the Collateral; (iii) the costs and expenses of lien and title searches and title insurance; (iv) the costs and expenses of environmental reports with respect to the Real Estate; (v) taxes, fees and other charges for recording the Mortgages, filing the Financing Statements and continuations, and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests (other than taxes based on gross receipts, income or revenue); (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Collateral Agent and the Lenders relating to this Agreement or any of the Loan Documents; (c) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (d) costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Collateral Agent for travel, lodging and meals for inspections of the Collateral and the Borrower's operations and books and records by the Collateral Agent's representatives and agents; (e) costs and expenses of preserving and protecting the Collateral; and (f) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or the nature, scope or value of any right or remedy of the Collateral Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons.

            The Borrower further agrees to pay or reimburse on demand all costs and expenses incurred by the Collateral Agent and Foothill Capital Corporation, including, without limitation, the reasonable fees and disbursements of counsel, experts and other consultants to the Collateral Agent and any Lender, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents whenever the same shall be executed and delivered, (b) any Default or Event of Default or any modification, amendment, waiver, restructuring or forbearance with respect to any of the Loan Documents in connection with such Default or Event of Default, and (c) any actions taken to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents.

            The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. The Borrower hereby authorizes the Senior Lenders, and NationsBank as their agent, to debit the Borrower's Loan Accounts (as defined in the Senior Loan Agreement) (by increasing the principal amount of the Revolving Credit Loan (as defined in the Senior Loan Agreement)) in the amount of any such costs and expenses owed by the Borrower when due; provided, however, debiting such Loan Account shall not be deemed conclusive evidence of the accuracy of the cost or expense so debited.


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

            SECTION 16.3 Stamp and Other Taxes. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges (other than taxes based on gross receipts, income or revenue) and shall indemnify the Collateral Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

            SECTION 16.4 Setoff. In addition to any rights now or hereafter granted under Applicable Laws and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of the Borrower against and on account of the Secured Obligations irrespective or whether or not
(a) the Collateral Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Collateral Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by Section 13.2 and although such Secured Obligations shall be contingent or unmatured.

            SECTION 16.5 Litigation. THE BORROWER, THE COLLATERAL AGENT AND EACH LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER, THE COLLATERAL AGENT AND SUCH LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE COLLATERAL AGENT OR ANY LENDER OF ANY KIND OR NATURE. THE BORROWER THE COLLATERAL AGENT AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE COLLATERAL AGENT OR ANY LENDER, ANY COURT IN WHICH THE COLLATERAL AGENT OR SUCH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE COLLATERAL AGENT OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER

PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS OF THE BORROWER SET FORTH IN SECTION 16.1.

            SECTION 16.6 Waiver of Rights. THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH BORROWER HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE COLLATERAL AGENT OR ANY LENDER, OR THE SUCCESSORS AND ASSIGNS OF THE COLLATERAL AGENT OR SUCH LENDER TO POSSESSION OF THE COLLATERAL UPON EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE COLLATERAL AGENT OR THE LENDERS MAY HAVE, THE BORROWER CONSENTS THAT IF THE COLLATERAL AGENT FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW, AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR BY ANY SIMILAR PROVISION UNDER APPLICABLE LAW. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

            SECTION 16.7 Consent to Advertising and Publicity. With the prior written consent of the Borrower, which consent shall not be unreasonably withheld, the Collateral Agent or the Lenders may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower, the amount, interest rate, maturity, collateral and a general description of the Borrower's business.

            SECTION 16.8 Reversal of Payments. The Collateral Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by such Lender.

            SECTION 16.9 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Collateral Agent and the Lenders; therefore, the Borrower agrees that if any Event of Default shall have occurred and be continuing, the Collateral Agent and the Lenders, if the Collateral Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

            SECTION 16.10 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

            SECTION 16.11 Amendments; Waivers.

            (a) Except as set forth in subsection (b) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in Section 16.11(d)), by the Borrower, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default; provided that:

                  (i) [Intentionally Deleted]

                  (ii) [Intentionally Deleted]

                  (iii) without the written consent of the Collateral Agent, no amendment or waiver shall be made to any provision of Article 15 as such provisions apply to the Collateral Agent or to any other provision of any Loan Document as such provisions relate to the rights and obligations of the Collateral Agent,

                  (iv) without the written consent of the Supermajority Lenders, no amendment or waiver of this Agreement or the other Loan Documents shall be made in order to permit a Receivables securitization described in Section 16.24, and

                  (v) [Intentionally Deleted].


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

                  Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrower, the Collateral Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Collateral Agent and the Required Lenders in their discretion.

            (b) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders,

                  (i) no amendment, consent or waiver shall affect the amount or extend the originally scheduled time or times of payment of the principal of any Loan, or alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment fee payable hereunder, or permit any subordination of the principal or interest on such Loan, or permit the subordination of the Security Interests in any material Collateral (except as may occur as a result of a transaction described in Section 16.24), or amend the provisions of Article 13 or of this Section 16.11(b),

                  (ii) [Intentionally Deleted]

                  (iii) no amendment shall be made to the definitions of "Eligible Assignee", "Proportionate Share", "Ratable", "Required Lenders", "Secured Obligations", or "Supermajority Lenders", and

                  (iv) neither the Collateral Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of the Seller Subordinated Note or any other instrument or agreement evidencing or relating to obligations of the Borrower that are expressly subordinate to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

provided, however, that anything herein to the contrary notwithstanding, Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default provided only that such Default or Event of Default does not arise under Section 13.1 (g) or
(h) or out of a breach of or failure to perform or observe any term, covenant or condition of this Agreement or any other Loan Document (other than the provisions of Article 13 of this Agreement) the amendment of which requires the unanimous consent of the Lenders. The Required Lenders shall have the right, with respect to any Default or Event of Default that may be waived by them, to enter into an agreement with the Borrower providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

            (c) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

            (d) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrower shall be necessary or required in connection with any amendment to
Article 15 or Section 5.7, and any amendment to such provisions shall be effected solely by and among the Collateral Agent and the Lenders, provided that no such amendment shall impose any obligation on the Borrower.

            SECTION 16.12 Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement, and except that assignments of each Lender's rights under this Agreement shall be in accordance with Section 14.1.

            SECTION 16.13 Performance of Borrower's Duties.

            (a) The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

            (b) If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, then the Lenders, may (but shall not be obligated to) cause it to be done by the Collateral Agent (to the extent consistent with this Agreement) or do the same in the name of the Lenders or in the name and on behalf of the Bor rower, and the Borrower hereby irrevocably authorizes the Collateral Agent and Lenders so to act.

            SECTION 16.14 Indemnification. The Borrower agrees to reimburse the Collateral Agent and the Lenders, and their Affiliates, agents, employees, officers, directors, Subsidiaries, successors and assigns (the "Indemnitees"), for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify and hold the Indemnitees harmless from and against all losses suffered by, any Indemnitee in connection with (i) the exercise by any Indemnitee of any right or remedy granted to it under this Agreement or any of the Loan Documents, (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, including without limitation any claim relating to Environmental Laws, (iii) the collection or enforcement of the Secured Obligations or any of them, and (iv) any Acquisition or proposed Acquisition by the Borrower or any of its Subsidiaries (including without limitation the Acquisition of the Acquired Assets and any of the transactions contemplated thereby), other than such costs, expenses and liabilities arising out of any Indemnitee's gross negligence or willful misconduct.

            SECTION 16.15 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Collateral Agent and the Lenders and any Persons designated by the Collateral Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

            SECTION 16.16 Survival. Notwithstanding any termination of this Agreement,

            (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Collateral Agent, for the benefit of the Secured Creditors, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated,

            (b) the indemnities to which the Collateral Agent and the Lenders are entitled under the provisions of this Article 16 and any other provision of this Agreement and the Loan Documents (including Section 15.7) shall continue in full force and effect and shall protect the Collateral Agent and the Lenders against events arising after such termination as well as before, and

            (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, the Collateral Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Collateral Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

            SECTION 16.17 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

            SECTION 16.18 Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 16.19 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of Georgia applicable to agreements made and to be performed entirely within such state.

            SECTION 16.20 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

            SECTION 16.21 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Collateral Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Collateral Agent or any Lender, may be reproduced by the Collateral Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Laws, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Collateral Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 16.22 Term of Agreement. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

            SECTION 16.23 Pro-Rata Participation.

            (a) Each Lender agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim it receives any payment in respect of the Secured Obligations, it shall promptly notify the Collateral Agent and the other Lenders thereof. If, as a result of such payment, such Lender receives a greater percentage of the Secured Obligations owed to it under this Agreement than the percentage received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by such other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of the Borrower from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, but without interest.

            (b) Each Lender which receives such a secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 16.23 to share in the benefits of any recovery on such secured claim.

            (c) The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Secured Obligation so purchased or otherwise acquired may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.

            SECTION 16.24 Receivables Securitization. The Collateral Agent and each of the Lenders hereby acknowledges that the Borrower is considering entering into a securitization transaction with respect to its Receivables. The Borrower hereby acknowledges that the consummation of such a securitization transaction will require the prior written consent of the Supermajority Lenders.

            SECTION 16.25 Final Agreement. This Agreement and the other Loan Documents are intended by the parties hereto as the final, complete and exclusive expression of the agreement among them with respect to the subject matter hereof and thereof. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements between the parties hereto relating to the subject matter hereof and thereof.

            SECTION 16.26 Waiver of Consequential Damages, Etc. THE BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST THE COLLATERAL AGENT, ANY LENDER, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS AND COLLATERAL AGENTS, ON ANY THEORY OF LIABILITY, FOR INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR IN ANY OTHER LOAN DOCUMENT OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                    BORROWER:

                                    ITHACA INDUSTRIES, INC.

[Corporate Seal]
                                    By: /s/ Richard P. Thrush
                                        ----------------------------
Attest:                                 Name: Richard P. Thrush
                                        Title:  Senior V.P.

By: /s/ Carl L. Reisner
    --------------------------
    Name:  Carl L. Reisner
    Title: Asst. Secretary

                                    LENDERS:

                                    FOOTHILL CAPITAL CORPORATION


                                    By: /s/ Karen S. Sandler
                                        ----------------------------
                                        Name: Karen S. Sandler
                                        Title: V.P.

                                    Address: 11111 Santa Monica Blvd.,
                                             Suite 1500
                                             Los Angeles, California  90025-3333
                                             Attn.:  Ms. Karen Sandler
                                             Facsimile No.:  (310) 478-8785

                                    COLLATERAL AGENT:

                                    NATIONSBANK, N.A.


                                    By: /s/ Hilary C. Candela
                                        ----------------------------
                                        Name: Hilary C. Candela
                                        Title: Assistant Vice President

                                    Address: 600 Peachtree Street, N.E.
                                             13 Plaza
                                             Atlanta, Georgia 30308
                                             Attn.: Business Credit
                                             Facsimile No.: 404-607-6437

                                    ANNEX II

                                                Proportionate
                                                Share of Term Loans
                                                -------------------
Foothill Capital Corporation                    $15,000,000


                                    Annex II

                                   EXHIBIT A-2

                                FORM OF TERM NOTE

US $___________                                           Date:  March __, 1998

      FOR VALUE RECEIVED, ITHACA INDUSTRIES,INC., a Delaware corporation (the "Borrower") promises to pay to the order of _______________________ (hereinafter, together with any holder hereof, called "Holder"), at [ insert address ] (or at such other place as the Holder may designate in writing to the undersigned), the principal amount of $____________.

      The Borrower shall pay the principal amount of this Note, and interest thereon, as provided in that certain Loan and Security Agreement (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"), dated as of March 24, 1998, among the Borrower, the lenders party thereto from time to time (the "Lenders") and NationsBank, N.A., as collateral agent for the Lenders.

      This Note is subject to the terms and conditions of the Loan Agreement. This Note is entitled to the benefits of the Security Documents (as defined in the Loan Agreement). The Loan Agreement contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events, and provisions for voluntary and mandatory partial or full prepayments of this Note.

      No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder, under the Loan Agreement or at law or in equity shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

      Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.

      The Borrower waives presentment, notice of dishonor and protest.

      Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law or under advice therefrom, the Borrower agrees to pay all costs of collection, including reasonable attorneys' fees if collected by or through an attorney.


                                   Exhibit A-2

      The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Georgia.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and sealed in its corporate name, by and through its duly authorized officers, as of the day and year first above written.

                                    ITHACA INDUSTRIES, INC.

                                    By: ___________________________
                                    Name: _________________________
                                    Title: ________________________

                                    Attest: _______________________
                                    Name: _________________________
                                    Title: ________________________

                                           [CORPORATE SEAL]


                                   Exhibit A-2

                                    EXHIBIT D

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                           ________________, Assignee

                      Dated: ______________________, _____

            Reference is made to the Loan and Security Agreement, dated as of March ___, 1998 (as amended to the date hereof, the "Loan Agreement"), by and among ITHACA INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the lenders party to the Loan Agreement from time to time (the "Lenders"), and NATIONSBANK, N.A., a national banking association, as collateral agent for the Lenders (the "Collateral Agent"). Terms used herein that are defined in the Loan Agreement are used with the meanings therein ascribed to them.

            ____________________ (the "Assignor") and _________________________
(the "Assignee") agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse (except with respect to any representation of the Assignor expressly set forth herein or in the Loan Agreement), an interest in and to such of the Assignor's rights and obligations as a Lender under the Loan Agreement as of the Effective Date (as hereinafter defined) as represent a ___% interest in and to all of the outstanding rights and obligations of the Assignor outstanding on the Effective Date, and such percentage interest in the Notes owing to the Assignor). The Assignee shall have not interest in any interest that is payable with respect to a period prior to the Effective Date.

            2. The Assignor (i) represents that as of the date hereof, the outstanding balance of its Term Loan is $__________, (unreduced by any assignments thereof which have not yet become effective); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien or encumbrance; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Person or the performance or observance by the Borrower or any other Person of any of its obligations under the Loan Agreement or any other Loan Documents.

            3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to


                                    Exhibit D

Section 11.1 thereof and such other documents and information (including a copy of the Intercreditor Agreement) as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Collateral Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Collateral Agent to take such action as collateral agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; and (vii) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

            4. The effective date for this Assignment and Acceptance shall be _________, _____ (the "Effective Date").

            5. From and after the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder, and
(ii) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

            6. Upon such acceptance and recording, from and after the Effective Date, the Borrower shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Collateral Agent or with respect to the making of this Assignment and Acceptance directly between themselves.


                                    Exhibit D

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of California, without reference to any provision which would render such choice invalid.

                                    ASSIGNOR:


                                    By: ___________________________
                                    Name: _________________________
                                    Title: ________________________

                                    ASSIGNEE:


                                    By: ___________________________
                                    Name: _________________________
                                    Title: ________________________

                                    Address:

                                    _______________________________
                                    _______________________________

Acknowledged this ____ day of
__________, 199__.

NATIONSBANK, N.A.,
as Collateral Agent

By: ___________________________
Name: _________________________
Title: ________________________

ITHACA INDUSTRIES, INC.,
a Delaware corporation

By: ___________________________
Name: _________________________
Title: ________________________


                                    Exhibit D
                                        3